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                                                                    EXHIBIT 4.10
================================================================================

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

                     DATED AS OF THE 20TH DAY OF MARCH, 2003

                                  BY AND AMONG

                U.S. BANK NATIONAL ASSOCIATION, INDIVIDUALLY AND
                               AS COLLATERAL AGENT

                             BANK OF AMERICA, N.A.,

                              VARIOUS NOTEHOLDERS,

                           THE NORTHERN TRUST COMPANY,

                               A. M. CASTLE & CO.

                                       AND

                               VARIOUS GUARANTORS
================================================================================

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                                        i

                               TABLE OF CONTENTS

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Section 1. DEFINITIONS.......................................................................      4

       Section 1.1.        Definitions........................................................     4
       Section 1.2.        Terms Generally...................................................     17

Section 2.  RECOURSE OF SECURED PARTIES; OTHER COLLATERAL; ACTION BY SECURED PARTIES..........    17

       Section 2.1.        Recourse of Secured Parties; Other Collateral......................    17
       Section 2.2.        Action by Secured Parties..........................................    18

Section 3.  DUTIES OF COLLATERAL AGENT........................................................    18

       Section 3.1.        Notices to the Secured Parties.....................................    18
       Section 3.2.        Actions Under Security Documents...................................    19
       Section 3.3.        Status of Moneys Received..........................................    20

Section 4.  CERTAIN INTERCREDITOR ARRANGEMENTS................................................    20

       Section 4.1.        General Rule:  Pari Passu Rights Against Collateral................    20
       Section 4.2.        Non-Cash Distributions or Proceeds.................................    22
       Section 4.3.        Additional Collateral..............................................    22
       Section 4.4.        Certain Notices....................................................    22
       Section 4.5.        Enforcement........................................................    23
       Section 4.6.        Turnover of Collateral.............................................    23
       Section 4.7.        Payments From Enforcement Rights...................................    24
       Section 4.8.        Waivers and Amendments of Credit Documents.........................    24
       Section 4.9.        Independent Investigation; Sharing of Financial Information........    25
       Section 4.10.       Agents.............................................................    25

Section 5.  CONCERNING THE COLLATERAL AGENT...................................................    25

       Section 5.1.        Appointment of Collateral Agent....................................    25
       Section 5.2.        Limitations on Responsibility of Collateral Agent..................    26
       Section 5.3.        Reliance by Collateral Agent; Etc..................................    27
       Section 5.4.        Resignation or Removal of the Collateral Agent.....................    28
       Section 5.5.        Expenses and Indemnification.......................................    29
       Section 5.6.        Expenses and Indemnification by Secured Parties....................    31
       Section 5.7.        Collateral Agent's Fee.............................................    31

Section 6.  REPRESENTATIONS AND WARRANTIES....................................................    31

Section 7.  AMENDMENT OF THIS AGREEMENT.......................................................    32

       Section 7.1.        Amendments.........................................................    32
       Section 7.2.        Waivers............................................................    32

Section 8.  APPROVAL BY THE COMPANY AND GUARANTORS; COMPANY'S OBLIGATIONS ABSOLUTE............    32

       Section 8.1.        General............................................................    32
       Section 8.2.        Obligations Absolute...............................................    33
       Section 8.3.        No Additional Rights for Company Hereunder.........................    33
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                                       ii

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Section 9.  COLLATERAL AGENT AS AGENT AND LENDER..............................................    33

Section 10. COVENANTS CONCERNING COLLATERAL...................................................    34

       Section 10.1.       Additional Assignments, and Mortgages..............................    34
       Section 10.2.       Perfection Certificate.............................................    34

Section 11. CONDEMNATION......................................................................    35

       Section 11.1.       Takings............................................................    35
       Section 11.2.       Application of Awards..............................................    35
       Section 11.3.       Settlement of Condemnation Claims..................................    36
       Section 11.4.       Offered Repayment..................................................    37
       Section 11.5.       Applicable Prepayment Provisions...................................    38
       Section 11.6.       Waiver of Offered Repayment........................................    38
       Section 11.7.       Collateral Agent Expenses..........................................    38

Section 12. APPLICATION OF INSURANCE PROCEEDS.................................................    39

       Section 12.1.       General............................................................    39
       Section 12.2.       Offered Repayment..................................................    40
       Section 12.3.       Remnant Insurance Proceeds.........................................    41
       Section 12.4.       Notice of Casualty; Adjusting Loss ................................    42
       Section 12.5.       Reimbursement of Collateral Agent's Expenses.......................    42

Section 13. PROCEEDS FROM SALE OF ASSETS......................................................    43

       Section 13.1.       General............................................................    43
       Section 13.2.       Net Proceeds from an Asset Disposition.............................    43
       Section 13.3.       Offered Repayment..................................................    43
       Section 13.4.       Collateral Agent Expenses..........................................    44

Section 14. MISCELLANEOUS.....................................................................    45

       Section 14.1.       Further Assurances, Etc............................................    45
       Section 14.2.       No Individual Action; Marshaling; Etc..............................    45
       Section 14.3.       Successors and Assigns.............................................    45
       Section 14.4.       Notices............................................................    46
       Section 14.5.       Termination; Full Release of Collateral............................    46
       Section 14.6.       Partial Release of Collateral......................................    48
       Section 14.7.       Applicable Law.....................................................    49
       Section 14.8.       Severability.......................................................    50
       Section 14.9.       Counterparts.......................................................    50
       Section 14.10.      Section  Headings..................................................    50
       Section 14.11.      Complete Agreement.................................................    50
       Section 14.12.      Additional Future Debt.............................................    50

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

      This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (as may be amended from time to time, this "AGREEMENT"), dated as of the 20th day of March, 2003, by and among: (i) U.S. Bank National Association (in its individual capacity herein referred to as the "COLLATERAL AGENT BANK" and in its capacity as collateral agent herein referred to as the "COLLATERAL AGENT"), (ii) Bank of America, N.A., a national banking association, as an issuer of BofA Letters of Credit (as defined below) and a party to certain Reimbursement Agreements (as defined below) and the holder of the LaPorte Bonds and the Mecklenburg Bonds (each as defined below) (together with its successors and assigns, "BOFA"), (iii) each of the holders of Notes (together with their respective successors and assigns as holders of Notes) issued pursuant to the Note Agreements (as defined below) (the "NOTE HOLDERS"), (iv) The Northern Trust Company, an Illinois banking corporation, as party to a Trade Agreement (as defined below) (together with its successors and assigns, "NORTHERN"), (v) A. M. Castle & Co., a Maryland corporation (together with its successors and assigns, the "COMPANY"), (vi) each Guarantor (as defined below) which executes this Agreement or which from time to time hereafter executes an instrument accepting and agreeing to the provisions of this Agreement, and (vii) any holders of Additional Future Debt (as defined below).

                                    PREAMBLE

      WHEREAS, pursuant to a Note Agreement dated as of April 1, 1996 (as amended from time to time, the "1996 NOTE AGREEMENT"), among the Company and the purchasers set forth on Schedule 1 thereto, the Company issued, and such purchasers purchased, $20,000,000 aggregate principal amount of the Company's 6.49% Senior Notes due April 15, 2008 (as may be amended from time to time, collectively, the "1996 Notes"); and

      WHEREAS, pursuant to a Note Agreement, dated as of May 15, 1997 (as amended from time to time, the "1997 NOTE AGREEMENT"), among the Company and the purchasers set forth on Schedule 1 thereto, the Company issued, and such purchasers purchased, $25,000,000 aggregate principal amount of the Company's 7.54% Senior Notes due May 30, 2009 (as may be amended from time to time, collectively, the "1997 NOTES"), and

      WHEREAS, pursuant to a Note Agreement, dated as of March 1, 1998 (as amended from time to time, the "1998 NOTE AGREEMENT", and together with the 1996 Note Agreement and the 1997 Note Agreement, collectively, the "NOTE AGREEMENTS"), among the Company and the purchasers set forth on Schedule 1 thereto, the Company issued, and such purchasers purchased, (i) $15,000,000 aggregate principal amount of the Company's 6.40% Series A Senior Notes due March 1, 2008, (ii) $25,000,000 aggregate principal amount of the Company's 6.53% Series B Senior Notes due March 1, 2010, and (iii) $15,000,000 aggregate principal amount of the Company's 6.69% Series C Senior Notes due March 1, 2012 (the Notes described in clauses (i), (ii) and (iii), as such Notes may be amended from time to time, collectively, the "1998 NOTES", and together with the 1996 Notes and the 1997 Notes, collectively, the "NOTES"), and

      WHEREAS, each of the Note Agreements has been amended by a separate First Amendment and Waiver to Note Agreement, each dated as of December 1, 1998; and

      WHEREAS, each of the Note Agreements has been further amended pursuant to separate Second Amendment to Note Agreement, each dated as of November 22, 2002, a Third Amendment to Note Agreements dated as of December 26, 2002 and a Fourth Amendment to Note Agreements dated as of the date hereof (collectively, the "NEW NOTE AGREEMENT AMENDMENTS"; references herein to the Note Agreements refer to the Note Agreements as amended by each First Amendment and Waiver to Note Agreement, the New Note Agreement Amendments and as may be further amended from time to time); and

      WHEREAS, BofA has issued letters of credit (i) pursuant to which up to a maximum amount of $611,337 may be drawn at any one time to secure payments due in connection with certain State of Ohio, Industrial Development Refunding Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company, (ii) pursuant to which up to a maximum amount of $1,008,188 may be drawn at any one time to secure payments due in connection with certain The Industrial Development Authority of the City of Kansas City, Missouri, Industrial Development Refunding Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company, (iii) pursuant to which up to a maximum of $672,544 may be drawn at any one time in connection with certain Village of Franklin Park Illinois Industrial Development Refunding Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company, (iv) pursuant to which up to a maximum of $194,281 may be drawn at any one time to secure payments due in connection with certain Village of Rosemont, Illinois Industrial Development Refunding Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company (v) pursuant to which up to a maximum of $3,762,740 may be drawn at any one time to secure payments due in connection with certain City of Hammond, Indiana Adjustable Rate Economic Development Revenue Bonds (A.M. Castle & Co. Project), Series 1994 issued to provide financing to the Company and (vi) pursuant to which up to $5,000,000 may be drawn to secure payments due from Kreher Steel Company LLC ("KREHER") in connection with a certain Amended and Restated Credit Agreement, dated as of March 8, 2002 (as may be amended or modified from time to time) between Kreher and BofA, as Agent (the items described in clauses (i) - (vi) are herein collectively referred to as the "BOFA LETTERS OF CREDIT"); and

      WHEREAS, the Company has entered into (i) that certain Reimbursement Agreement dated as of June 1, 1994 (the "JUNE 1994 AGREEMENT") between the Company and BofA, (ii) that certain Reimbursement Agreement dated as of November 1, 1994 (the "NOVEMBER 1994 AGREEMENT") between the Company and BofA, and (iii) that certain Application and Agreement for Standby Letter of Credit dated March 5, 2002 between the Company and BofA (the "MARCH 2002 AGREEMENT", and together with the June 1994 Agreement and the November 1994 Agreement, collectively, as may be amended from time to time, the "REIMBURSEMENT AGREEMENTS") pursuant to which BofA issued the BofA Letters of Credit; and

      WHEREAS, the June 1994 Agreement was amended by an Assignment and Amendment to Reimbursement Agreement dated as of June 12, 2001, and the November 1994 Agreement

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                                      -3-

was amended by an Assignment and Amendment to Reimbursement Agreement dated as of November 1, 2001, and further amended by a Second Amendment to Reimbursement Agreement dated November 1, 2001; and

      WHEREAS, the Company and BofA have amended the Reimbursement Agreements by separate amendments each dated as of November 22, 2002 and the Reimbursement Agreements have been further amended by separate amendments each dated December 26, 2002 and separate amendments each dated as of the date hereof (collectively the "NEW REIMBURSEMENT AGREEMENT AMENDMENTS"; references herein to the Reimbursement Agreements refer to the Reimbursement Agreements as so amended and as further amended by the New Reimbursement Agreement Amendments, as applicable, and as may be further amended from time to time); and

      WHEREAS, the Company has also entered into (a) that certain Guarantee Agreement, dated as of November 22, 2002, of the Company in favor of BofA pursuant to which the Company guarantees to BofA (i) the payment by the City of LaPorte, Indiana (the "KEYSTONE ISSUER") of all principal, interest and any other amounts payable by the Keystone Issuer in respect of the Keystone Issuer's Economic Development Revenue Bonds, Series 1998 (Keystone Services, Inc. Project) (the "LAPORTE BONDS"), and (ii) the payment and performance by Keystone Service, Inc. of all of its covenants, agreements, obligations and liabilities under that certain Loan Agreement, dated as of April 1, 1998, between the Keystone Issuer and Keystone Service, Inc. and (b) that certain Guarantee Agreement, dated of November 22, 2002, of the Company in favor of BofA pursuant to which the Company guarantees the payment to BofA by The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority (the "MECKLENBURG ISSUER") of all principal, interest and any other amounts payable by the Mecklenburg Issuer in respect to the Mecklenburg Issuer's Tax-Exempt Industrial Revenue Bonds (A.M. Castle & Co. Project) Series 1996 (the "MECKLENBURG BONDS;" the obligations of the Company under each of said Guarantee Agreements are herein collectively referred to as the "IRB BOND GUARANTY OBLIGATIONS" and each such Guarantee Agreement is herein referred to as an "IRB BOND GUARANTY" and collectively as the "IRB BOND GUARANTEES"); and

      WHEREAS, pursuant to a Trade Acceptance Purchase Agreement, dated as of August 13, 2001, between the Company and Northern (the "TRADE AGREEMENT"), the Company agreed to sell certain trade acceptances to Northern and Northern agreed to purchase certain trade acceptances to generate working capital for the Company's operations; and

      WHEREAS, the Trade Agreement has been amended by a First Amendment dated as of April 29, 2002, and a Second Amendment to Trade Acceptance Purchase Agreement dated as of June 30, 2002; and

      WHEREAS, the Company and Northern have further amended the Trade Agreement pursuant to a Third Amendment to Trade Acceptance Purchase Agreement dated as of November 22, 2002, a Fourth Amendment to Trade Acceptance Purchase Agreement dated as of December 26, 2002 and a Fifth Amendment to Trade Acceptance Purchase Agreement dated as of the date hereof (collectively, the "NEW TRADE AGREEMENT AMENDMENTS"; references herein to the Trade

Agreement refer to the Trade Agreement as so amended and as further amended by the New Trade Agreement Amendments and as may be further amended from time to time); and

      WHEREAS, in connection with (i) the Note Holders entering into the New Note Agreement Amendments, (ii) BofA entering into the New Reimbursement Agreement Amendments, (iii) the issuance of the IRB Bond Guarantees and (iv) Northern entering into the New Trade Agreement Amendments it was provided that, among other things, (a) the Company and each of the Guarantors grant a perfected lien on and security interest in the Collateral (as hereinafter defined) to the Collateral Agent, for the pro rata benefit of (1) the Note Holders, as security for the Company's obligations under the Note Agreements and the Notes and the Guarantors' guarantee thereof, (2) BofA, as security for the Company's obligations under the Reimbursement Agreements and the Guarantors' guarantee thereof and under the IRB Bond Guaranties and the Guarantors' guarantee thereof,
(3) Northern, as security for the Company's obligations under the Trade Agreement and the Guarantors' guarantee thereof, and (4) any holders of Additional Future Debt; and

      WHEREAS, the Guarantors have executed and delivered guaranties of the Secured Obligations (as hereinafter defined); and each of the Company and the Guarantors has entered into certain security agreements and related documents pursuant to which the Company or such Guarantor (as the case may be) has granted to the Collateral Agent, for the benefit of Northern, the Note Holders, BofA and any holders of Additional Future Debt, a security interest in and Lien upon the Collateral (as hereinafter defined).

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             SECTION 1. DEFINITIONS.

                  SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

            Acceptable Revolving Credit Facility. Shall mean a loan agreement or similar facility pursuant to which a lender or lenders provides revolving loans to the Company or any Subsidiary for the primary purpose of financing such Person's ongoing business operations so long as such agreement or facility (a) is not secured by Liens on the property of the Company or any Subsidiary and (b) provides for interest rates, fees and other pricing terms similar to those generally available to borrowers whose unsecured long term debt is rated Investment Grade.

            Account Collateral. Shall have the meaning ascribed to it in Annex X to each of the documents referred to in clauses (i) and (ii) of the definition of GECC Securitization Documents (in effect on the date hereof).

            Action. See Section 2.2(a).

            Actionable Default. Shall mean any Actionable Payment Default and any other Event of Default which permits any one or more holders of Secured Obligations to accelerate the maturity of the Secured Obligations held by it.

            Actionable Payment Default. Shall mean any failure of the Company or any Guarantor to pay any of the Secured Obligations as and when due and payable in accordance with the terms of any Note Document, any Reimbursement Agreement, any IRB Bond Guaranty, the Trade Agreement, any Additional Future Debt Document or Security Document, whether by acceleration (including automatic acceleration upon the commencement of a bankruptcy case) or otherwise and the expiration of ninety (90) days after such failure (collectively, a "PAYMENT DEFAULT"), or the commencement of any bankruptcy, insolvency, reorganization or other similar case or proceeding by or against the Company or any Guarantor, or the making by the Company or any Guarantor of an assignment for the benefit of its creditors.

            Additional Future Debt. Shall mean (a) any increase in the principal amount of the Principal Obligations incurred after the date hereof in compliance with the terms of the Credit Documents and this Agreement and/or (b) any additional indebtedness of the Company, in each case, incurred after the date hereof in compliance with the terms of the Credit Documents and this Agreement so long as, in each such case, the holder of such additional indebtedness shall have executed and delivered to the Collateral Agent and each of the holders of the Secured Obligations a Joinder Agreement in the form of Exhibit A attached hereto.

            Additional Future Debt Documents. Shall mean documents, instruments and agreements relating to Additional Future Debt as the same may be amended, renewed, extended, restated, supplemented or otherwise modified from time to time.

            Affiliate. Shall mean as to any Person, a Person controlling, controlled by, or under common control with such Person.

            Agreement. As defined in the introductory paragraph hereto.

            Approved Asset Disposition. Shall mean an Asset Disposition the terms of which have been approved in writing by the Requisite Parties so long as the Collateral Agent shall have received written direction from the Requisite Holders of such approval.

            A/R Intercreditor Agreement. Shall mean that certain Intercreditor Agreement, of even date herewith, among the Collateral Agent, GECC, as purchaser and administrative agent, the Company, Total Plastics, Inc., Oliver Steel Plate Co., Keystone Tube Company LLC, Castle SPED, LLC, Castle IND MGR, Inc., the Note Holders, BofA and Northern in the form attached hereto as Exhibit B.

            Asset Disposition. Shall mean any Transfer so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists.

            Asset Disposition Certificate. Shall mean with respect to any proposed Asset Disposition a certificate executed by a Senior Officer which (a) states that no Default or Event of Default then exists or will exist upon the consummation of such Asset Disposition and such Asset Disposition is permitted by the terms of each of the Loan Documents, (b) describes such Asset Disposition, (c) sets forth (i) estimated Net Proceeds to be received by the Obligors upon consummation of such Asset Disposition and (ii) net book value of the Asset Disposition Collateral in respect of such Asset Disposition together with the aggregate net book value of all Asset Disposition Collateral in respect of all Asset Dispositions completed in the then current calendar year.

            Asset Disposition Collateral. Shall mean any Collateral to be Transferred in connection with an Asset Disposition.

            BofA. As defined in the introductory paragraph hereto.

            BofA Debt. Shall mean the Reimbursement Agreement Debt and the IRB Bond Guaranty Obligations.

            BofA Letters of Credit. As defined in the Preamble hereto.

            Bankruptcy Code. Shall mean the Bankruptcy Code of 1978, as amended, or any successor statute.

            Bankruptcy Event. Shall mean and include:

            (a) the pendency of any case against the Company or any Guarantor arising under the Bankruptcy Code;

            (b) the pendency of any case against the Company or any Guarantor arising under any other bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction;

            (c) the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Guarantor or any substantial assets of any of them;

            (d) any assignment for the benefit of creditors of the Company or any Guarantor; and

            (e) the failure of the Company or any Guarantor generally to pay its debts as they become due.

            Business Day. Shall mean any day, other than Saturday, Sunday or a legal holiday or any other day on which banking institutions in Chicago, Illinois and St. Paul, Minnesota generally are authorized by law to close.

            Collateral. Shall mean any of the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of the Company or any of the Guarantors in which at the time of reference a Lien has been granted or has purportedly been granted to the Collateral Agent to secure the Secured Obligations and which has not been released pursuant to the terms hereof or of the A/R Intercreditor Agreement, and all other cash provided to be the subject of a Lien to secure any of the Secured Obligations as contemplated by any Security Document, and any property and assets paid or payable to the Collateral Agent under any of the Guaranties or any subordination agreement, in each case other than Excluded Collateral.

            Collateral Agent. As defined in the introductory paragraph hereto unless and until a successor Collateral Agent shall have been appointed pursuant to Section 5.4 hereof, and thereafter "Collateral Agent" shall mean such successor Collateral Agent.

            Collateral Agent Bank. As defined in the introductory paragraph hereto and any successor bank, in its individual capacity, serving as a successor Collateral Agent pursuant to Section 5.4.

            Company. As defined in the introductory paragraph hereto.

            Credit Documents. Shall mean, collectively, the Note Documents, the Reimbursement Agreements, the IRB Bond Guaranties, the Trade Agreement, any Additional Future Debt Documents and the Security Documents.

            Default. Shall mean any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

            Demand Notice. See Section 4.4(a).

            Disposition. See Section 4.1(b).

            Distribution Amount. See Section 4.1(c)(i).

            Enforcement Notice. Shall mean written notice given by the Requisite Parties or Special Requisite Parties, as the case may be, to the Collateral Agent (a) stating that a Notice of Actionable Default has theretofore been given by such Requisite Parties or Special Requisite Parties, as the case may be, to the Collateral Agent and that the Actionable Default specified in such Notice of Actionable Default continued to exist uncured for the applicable period described in Section 4.5, and (b) setting forth instructions from such Requisite Parties or Special Requisite Parties, as the case may be, to the Collateral Agent to exercise all or any such rights, powers and remedies as are available under the Security Documents and making such additional statements as may be called for under Section 4.5.

            Event of Default. Shall mean any "Event of Default" under and as defined in the Trade Agreement, any "Event of Default" under and as defined in any of the Note Agreements, any "Event of Default" under and as defined in any of the Reimbursement Agreements or the IRB Bond Guaranties, or any similar event or condition giving rise to the right of a holder or holders of Additional Future Debt to accelerate or which results in the acceleration of the maturity of such Additional Future Debt. Notwithstanding anything to the contrary set forth in any Credit Document, each Secured Party hereby agrees that any default by the Company or any Guarantor in the performance or observance of any covenant or provisions of this Agreement or any Security Document shall not constitute an "Event of Default" under such Credit Document unless such default shall continue for more than thirty (30) days after the first date on which a Senior Officer of the Company becomes aware of such default.

            Excluded Collateral. Shall mean (a) any property (whether currently existing or subsequently acquired) subject to a Permitted First Priority Lien, to the extent the agreement creating such Lien prohibits additional Liens on such property; (b) cash sufficient to secure the Company's (or any of its Subsidiaries') obligations to pay its workmen's compensation benefits, including obligations to any Person providing surety, insurance, letters of credit or other credit support so long as such cash does not secure any other obligation for any other purpose; (c) all property purchased with proceeds of the note issued pursuant to the Loan Agreement dated as of November 1, 1994 between the Company and the City of Hammond, Indiana; (d) all properties and assets of A. M. Castle & Co. (Canada), Inc., and any successor holder of such assets; (e) other property with a deminumus fair market value that, individually or in the aggregate with all other such property, is not material to the continued business operations of the Company or any Subsidiary which owns such property;
(f) any leasehold interest in any real property leased by the Company or any Subsidiary the termination of which would not result in a Material Adverse Effect; (g) the Excluded Receivables; (h) Excluded GECC Collateral; (i) all shares of capital stock (or other similar equity or ownership interests) in a Person (other than the Company or any wholly-owned Subsidiary of the Company) where the assignment, transfer or hypothecation thereof, for collateral purposes, is prohibited or restricted by the terms and conditions of its constitutive (or similar formation related) documents, any agreements or arrangements with the holders of its capital stock, (or other similar equity or ownership interests) or any other similar agreements, and, as a result of any such assignment, transfer or hypothecation by any Obligor, such Obligor would be deprived of any material right or otherwise suffer any material adverse affect in respect of such capital stock, other interests or otherwise under such documents, agreements or arrangements; (j) the capital stock or other ownership or equity interests in Castle IND MGR, Inc. (so long as its only asset is its interest in Castle SPFD, LLC); (k) any interest of Castle IND MGR, Inc. in Castle SPFD, LLC, and (l) all Property of a Person existing at the time such Person becomes a Subsidiary of the Company to the extent that any agreement or arrangement (the amount of all obligations which are created or evidenced by, or the subject of, such agreements or arrangements are herein referred to as "Future Negative Pledge Obligations") to which such Person is a party or by which such Person is bound prohibits or restricts Liens on such Property so long as such agreement or arrangement was not entered into in contemplation of such Person becoming a Subsidiary and the existence of the Lien of the Collateral Agent would result in such Subsidiary being deprived of any material right or otherwise suffering any material adverse effect with respect to such Property or otherwise under any such agreement or arrangement so long as the aggregate amount of all Future Negative Pledge Obligations and the aggregate amount of obligations secured by Future Acquired Liens does not exceed 10% of Adjusted Consolidated Net Worth (as such term is defined in the Note Documents as in effect on the date hereof).

            Excluded GECC Collateral. Shall mean the Receivables Assets (as such term is defined in the A/R Intercreditor Agreement).

            Excluded Insurance Proceeds. Shall mean any proceeds of insurance directly relating to a claim for, or a loss arising from, (a) business interruption insurance so long as all such proceeds are used by the Obligors to maintain the business operations whose interruption was the subject of the claim giving rise to such proceeds and (b) the damage, destruction or loss of inventory so long as such proceeds are used by the Obligors for working capital or to replace the inventory whose damage, destruction or loss was the subject of the claim giving use to such proceeds.

            Excluded Receivables. Shall mean, at any time, outstanding Receivables and Related Security arising out of the ordinary course of business of the Company or its Subsidiaries which shall have been sold to generate funds for working capital purposes pursuant to the provisions of one or more Receivables Purchase Agreements which makes funds available to the Company or any Subsidiary in an aggregate amount, for all Receivables Purchase Agreements, not exceeding $65,000,000 at any time and covering Receivables not exceeding, in the aggregate, $90,000,000 at any time.

            Existing First Priority Liens. Shall mean Liens securing obligations existing on the date of this Agreement as such liens and obligations are disclosed in one or more lender's title insurance policies delivered to each of the Secured Parties on the date hereof or in Schedule 1.1 to this Agreement.

            Future Acquired Liens. Shall mean Liens on Property of a Person which shall have become a Subsidiary after the date of this Agreement so long as
(a) each such Lien existed on the date such Person became a Subsidiary and such Lien was not created in contemplation of such Person becoming a Subsidiary and
(b) the aggregate amount of obligations secured by all such Liens, together with the aggregate amount of all Future Negative Pledge Obligations, does not exceed 10% of Adjusted Consolidated Net Worth (as such term is defined in the Note Agreements as in effect on the date hereof).

            Future Negative Pledge Obligations. See definition of "Excluded Collateral" in this Section 1.1.

            GECC. Shall mean General Electric Capital Corporation, and its successors and assigns.

            GECC Securitization Documents. Shall mean, collectively, (a) the Receivables Sale and Contribution Agreement dated as of December 26, 2002 by and among the Company,

Total Plastics, Inc., Oliver Steel Plate Co. and Keystone Tube Company, LLC, each as an originator, and Castle SPFD, LLC as buyer, (b) the Receivables Purchase and Servicing Agreement dated as of December 26, 2002 by and among Castle SPFD, LLC, as seller, the Company, as master servicer, Total Plastics, Inc. and Oliver Steel Plate Co., each as a servicer, Castle IND MGR, Inc., as independent member, and GECC as purchaser and as administrative agent and (iii) all other Related Documents (as defined in Annex X to each of the documents referred to in clause (i) and clause (ii) above).

            Guaranties. See definition of "Guarantors" in this Section 1.1.

            Guarantors. Shall mean each of Datamet, Inc., an Illinois corporation, Keystone Tube Company, LLC, a Delaware limited liability company, Total Plastics, Inc., a Michigan corporation, Paramont Machine Company, LLC, a Delaware limited liability company, Advanced Fabricating Technology, LLC, a Delaware limited liability company, Oliver Steel Plate Co., a Delaware corporation, and Metal Mart, LLC, a Delaware limited liability company, and any other party that may from time to time hereafter execute and deliver a guaranty for the benefit of any one or more of the Secured Parties guarantying the Secured Obligations (collectively, the "GUARANTIES").

            Indemnified Liabilities. See Section 5.5(b)

            Indemnified Parties. See Section 5.5(b)

            Insured. See Section 12.1(a)(i).

            Investment Grade. Shall mean in respect of any obligation that such obligation (i) has a rating of Baa3 or better by Moody's Investor Service or a rating BBB-or better by Standard & Poor's; or (ii) has a rating of NAIC 1 or NAIC 2 from the National Association of Insurance Commissioners; or (iii) in the judgment of the Majority Secured Parties has a credit quality equal to or better than one which would be afforded either of the ratings described in clause (i) or clause (ii) of this definition.

            IRB Bond Guaranty. As defined in the Preamble hereto.

            IRB Bond Guaranty Obligations. As defined in the Preamble hereto. Notwithstanding the foregoing, IRB Bond Guaranty Obligations shall not include any obligations in respect of the principal amount of the LaPorte Bonds in excess of $4,300,000 or in respect of the principal amount of the Mecklenburg Bonds in excess of $1,500,000.

            Joinder Agreement. Attached as Exhibit A hereto.

            June 1994 Agreement. As defined in the Preamble hereto.

            Kreher. As defined in the Preamble hereto.

            LaPorte Bonds. As defined in the Preamble hereto.

            LC Amendments. As defined in the Preamble hereto.

            Lien. Shall mean any mortgage, security deed, deed of trust, pledge, lien, security interest or other encumbrance, whether now existing or hereafter created, acquired or arising, and whether voluntary or involuntary, to secure payment of a debt or performance of an obligation.

            Loan Documents. Shall mean the Credit Documents (other than the Security Documents).

            Majority Secured Parties. Shall mean a group of holders of Secured Obligations which includes each of (a) holders of at least 51% of the Note Principal Obligations, (b) the holders of at least 51% in principal amount (including contingent reimbursement obligations) of BofA Debt, (c) the holders of at least 51% in principal amount of the Trade Agreement Debt and (d) the holders of at least 51% in principal amount of Additional Future Debt, if any.

            Make-Whole Amount. Shall mean with respect to any of the Note Agreements and the Note

            Debt owed thereunder, the "Make-Whole Amount" as defined in such Note Agreement on the date hereof.

            March 2002 Agreement. As defined in the Preamble hereto.

            Material Adverse Effect. Shall mean a material adverse effect on (a) the business, assets, properties, profits, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis or (b) the ability of the Company to perform its obligations under any of the Credit Documents, or (c) the ability of any of the holders of the Secured Obligations to enforce the Company's obligations under any of the Credit Documents.

            Material Provisions. Shall mean, in respect of any Security Documents, any provision which describes the nature of the Secured Obligations secured thereby or establishes that all Secured Obligations are pari passu with respect to the Lien created by such Security Document.

            Mecklenburg Bonds. As defined in the Preamble hereto.

            Mortgage. Shall mean any mortgage or deed of trust, whether now existing or hereafter created, encumbering any of the Mortgaged Property.

            Mortgaged Property. Shall mean any Significant Real Estate Interest, now owned or hereafter acquired, of the Company or any of the Guarantors with respect to which at the time of reference a mortgage or deed of trust has been granted or has purportedly been granted to the Collateral Agent to secure the Secured Obligations and which has not been released pursuant to the terms hereof.

            Mortgagor. Shall mean the Company or any of the Guarantors who has granted to the Collateral Agent for the benefit of the Secured Parties a Mortgage on any Mortgaged Property.

            Net Proceeds. Shall mean, with respect to any Taking, damage, destruction or loss of Collateral or any Asset Disposition (each, a "Payment Event"), the cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by one or more Obligors or the Collateral Agent as a result of such Payment Event, in each case, net of (a) any bona fide direct out of pocket costs and expenses incurred in connection with such Payment Event, (b) payments made by any such Obligor to retire or repay indebtedness (other than the Secured Obligations) where payment of such indebtedness is secured by Permitted First Priority Liens on the Property which is the subject of such Payment Event and such indebtedness shall have become due or payable as a result of such Payment Event and (c) so long as no Default or Event of Default shall have occurred and be continuing, amounts required to be paid to any Person (other than the Company of any wholly-owned Subsidiary of the Company) owning a beneficial interest in any Property which is the subject of such Payment Event.

            New Note Agreement Amendments. As defined in the Preamble hereto.

            1996 Note Agreement. As defined in the Preamble hereto.

            1997 Note Agreement. As defined in the Preamble hereto.

            1998 Note Agreement. As defined in the Preamble hereto.

            1996 Notes. As defined in the Preamble hereto.

            1997 Notes. As defined in the Preamble hereto.

            1998 Notes. As defined in the Preamble hereto.

            Northern. As defined in the introductory paragraph hereto.

            Note Agreements. As defined in the Preamble hereto.

            Note Debt. Shall mean all indebtedness, obligations and liabilities of any of the Company and the Guarantors to or for the benefit of any Note Holder arising or incurred under the Note Agreements (including, without limitation, Make-Whole Amounts), the Notes or the Guaranties related thereto, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, arising by contract, operation of law or otherwise. Notwithstanding the foregoing, Note Debt shall not include Note Principal Obligations to the extent that such Note Principal Obligations exceed $96,250,000 plus the principal amount of any Additional Future Debt incurred under the Note Documents.

            Note Documents. Shall mean the Notes and the Note Agreements.

            Note Holders. As defined in the introductory paragraph hereto, together with their respective successors and assigns.

            Note Principal Obligations. Shall mean at the time of reference thereto, the principal amount then outstanding under the Notes or any instruments or agreements issued or entered into in compliance with the terms of this Agreement and the Credit Documents.

            Notes. Shall mean the Notes, as such term is defined in the Preamble hereto, together with any promissory notes or other evidences of indebtedness issued in exchange for, replacement of or substitution for any Notes under any of the Note Agreements.

            Notice of Actionable Default. A notice by (i) the Requisite Parties delivered to the Collateral Agent, stating that an Actionable Default has occurred and is continuing or (ii) the Special Requisite Parties delivered to the Collateral Agent stating that an Actionable Payment Default has occurred and is continuing.

            November 1994 Agreement. As defined in the Preamble hereto.

            Obligors. Shall mean collectively, the Company and each of the Guarantors.

            Offered Repayment. Shall mean a written offer made by any of the Obligors to each of the holders of Secured Obligations to use the Net Proceeds in respect of any Taking under Section 11, or damage, destruction or loss under
Section 12, or Asset Disposition under Section 13 to ratably prepay (based on the aggregate unpaid principal amount (including contingent reimbursement obligations)) the Secured Obligations outstanding at the time of any such Offered Repayment, any accrued and unpaid interest thereon and, in the case of any Asset Disposition as contemplated by Section 13, Make Whole Amount and other prepayment or breakage fees) in an aggregate amount equal to such Net Proceeds as the case may be;

      in each case, such Offered Repayment shall be net of all reasonable costs incurred by the Collateral Agent in connection with the obtaining or collecting of such proceeds, including, without limitation, reasonable attorney's fees.

            Payment Default. See Section 1.1 (in the definition of Actionable Payment Default).

            Permitted First Priority Lien. Shall mean (a) Existing First Priority Liens (b) Future Acquired Liens and (c) the Liens described in (and permitted by) each of (i) clause (a) and clause (h) of Section 7.4 of each of the Note Agreements (as in effect immediately after giving effect to the New Note Agreement Amendments), (ii) clause (i) and clause (viii) of Section 6.12 of the Trade Agreement (immediately after giving effect to the New Trade Agreement Amendments), (iii) clause (i) and clause (viii) of Section 5.02(d) of each of the Reimbursement Agreements (immediately after giving effect to the New Reimbursement Agreement Amendments) and (iv) similar clauses in any Additional Future Debt Documents.

            Permitted Investments. Shall mean

            (a) investments in certificates of deposit (and equivalent investments, including, without limitation, overnight federal reserve fund deposits) issued by any bank, trust company or national association that is acting as Collateral Agent hereunder and having a maturity of 365 days or less;

            (b) investments in commercial paper rated on the date of acquisition thereof "A-1"(or higher) by Standard & Poor's or "P-1" (or higher) by Moody's (or any future comparable ratings issued by Standard & Poor's or Moody's), provided that such obligations mature within 270 days of the date of acquisition thereof;

            (c) investments in obligations of the United States of America, provided that such obligations mature within 365 days of the date of acquisition thereof;

            (d) investments in "money market" funds limited to obligations of the type defined in clauses (a), (b) and (c) above.

            Person. Shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.

            Principal Obligations. Shall mean Note Principal Obligations in an amount not to exceed $96,250,000 Reimbursement Agreement Debt in an amount not to exceed $17,049,090 and Trade Agreement Debt in an amount not to exceed $8,000,000, and the outstanding principal amount of all Additional Future Debt.

            Proceeds Deposit. Shall mean amounts distributed to the Collateral Agent pursuant to Sections 11.5, 12.2 and 13.2 to be held as cash collateral for the benefit of BofA pursuant to the provisions of
Section 4.1(c)(ii).

            Property. Shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            Real Estate Facility. Shall mean any real property owned by any Obligor, including any land, buildings and other improvements thereon.

            Receivable. Shall mean a payment owing to a Person (whether constituting an account, chattel paper, document, instrument, letter-of-credit right, letter of credit, investment property or general intangible) arising from the provision of merchandise, goods or services by such Person, including the right to payment of any interest or finance charges and other obligations owing to such Person with respect thereto.

            Receivables Purchase Agreements. Shall mean an agreement or agreements pursuant to which any one or more of the Company or any Subsidiary sells its accounts receivable as a means of providing it working capital for its business operations, including, without limitation, any one or more of the GECC Securitization Documents.

            Reimbursement Agreements. As defined in the Preamble hereto.

            Reimbursement Agreement Debt. Shall mean all indebtedness, obligations and liabilities of any of the Company and the Guarantors to or for the benefit of BofA arising or incurred under the Reimbursement Agreements or the Guaranties, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, arising by contract, operation of law or otherwise. Notwithstanding the foregoing, Reimbursement Agreement Debt shall not include any reimbursement obligations in respect of drawings under the BofA Letters of Credit in excess of $17,049,090 (plus the amount of any applicable fees and costs payable to BofA under the Reimbursement Agreements) in the aggregate, at any time outstanding plus the principal amount of any Additional Future Debt which is the subject of such reimbursement obligations.

            Related Security. Shall mean with respect to any Receivable: (a) all supporting obligations, security interests or Liens and property subject thereto from time to time securing or purporting to secure the payment of such Receivable by the Person obligated thereon, (b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, (c) all right, title and interest of the Company or any Subsidiary in and to any goods (including returned, repossessed, foreclosed goods or Scrapped Goods) the sale of which gave rise to such Receivable; provided, that Related Security will exclude returned goods to the extent that all amounts required to be paid pursuant to the transactions involving the transfer of such Receivable in respect of such goods have been paid, (d) all collections with respect to any of the foregoing or the Account Collateral, (e) all records with respect to any of the foregoing, and (f) all proceeds of such Receivable or with respect to any of the foregoing.

            Requisite Parties. Shall mean as of any date the holders of at least 51% in aggregate outstanding principal amount of all BofA Debt (including Undrawn LC/Guaranty Exposure), Note Debt, Trade Agreement Debt and Additional Future Debt on such date.

            Responsible Officer. Shall mean with respect to the Collateral Agent, an officer in its Corporate Trust Services Department (or similar department) of the Collateral Agent Bank.

            Scrapped Goods. Goods, the sale of which gave rise to a Receivable, which are rejected by the applicable obligor on such Receivable for any reason but which are scrapped rather than being returned to the seller of such goods or any of its Affiliates.

            Secured Obligations. Shall mean collectively, (a) the Note Debt, (b) the Reimbursement Agreement Debt, (c) the Trade Agreement Debt, (d) the IRB Bond Guaranty

Obligations, (e) any Additional Future Debt and (e) all indebtedness, obligations and liability of the Company or any Guarantor to the Collateral Agent under any Security Document.

            Secured Parties. Shall mean each of the holders of Note Debt, Reimbursement Agreement Debt, Trade Debt and Additional Future Debt.

            Security Documents. Shall mean any and all instruments or agreements pursuant to which a Lien is created or arises in favor of the Collateral Agent or any other Secured Party to secure any of the Secured Obligations.

            Senior Officer. Means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Company.

            Significant Real Estate Interest. Shall mean each Real Estate Facility (other than any Excluded Collateral).

            Significant Subsidiary. As defined in the Note Agreements (as in effect immediately after giving effect to the New Note Agreement Amendments).

            Special Cash Collateral Account. See Section 4.1(c).

            Special Requisite Parties. Shall mean as of any date the holders of at least 25% in aggregate outstanding principal amount of all BofA Debt (including Undrawn LC/Guaranty Exposure), Note Debt, Trade Agreement Debt and Additional Future Debt on such date.

            Stock Pledge Agreement. Shall mean one or more instruments or agreements executed and delivered to the Collateral Agent in connection with the execution and delivery of this Agreement which purports to pledge and grant a security interest to the Collateral Agent in shares of capital stock or other equity interest of any Subsidiary or other Person that are certificated or otherwise physically evidenced.

            Subsidiary. As defined in the Note Agreements (as in effect on the date hereof).

            Taking. See Section 11.1.

            Trade Agreement. As defined in the Preamble hereto.

            Trade Agreement Debt. Shall mean all indebtedness, obligations and liabilities of any of the Company and Guarantors to or for the benefit of Northern arising or incurred under the Trade Agreement (including any prepayment premium) or the Guaranties related thereto, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, arising by contract, operation of law or otherwise. Notwithstanding the foregoing, Trade Agreement Debt shall not include any obligations in excess of $8,000,000 (plus the amount of any applicable fees and costs payable to Northern under the Trade Agreement) plus the amount of any Additional Future Debt incurred under the Trade Agreement.

            Transfer. Shall mean any sale or other disposition of assets (including, without limitation, stock of Subsidiaries) constituting Collateral in accordance with the terms of the Note Documents, the Trade Agreement, the Reimbursement Agreements or any Additional Future Debt Documents.

            Undrawn LC/Guaranty Exposure. Shall mean the aggregate undrawn face amount of the outstanding BofA Letters of Credit and outstanding contingent liability under the IRB Bond Guaranties.

            SECTION 1.2. TERMS GENERALLY. The definitions in Section 1.1 shall apply (except as otherwise specified) equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

            SECTION 2. RECOURSE OF SECURED PARTIES; OTHER COLLATERAL; ACTION BY SECURED PARTIES.

                  SECTION 2.1. RECOURSE OF SECURED PARTIES; OTHER COLLATERAL.

            (a) Each of the Secured Parties acknowledges and agrees that (i) it shall only have recourse to the Collateral through the Collateral Agent and that it shall have no independent recourse to the Collateral and (ii) the Collateral Agent shall have no obligation to, and shall not (except as otherwise specifically provided herein) take, any action hereunder or under any Security Document to which it is a party, except upon instructions from the Requisite Parties or the Special Requisite Parties, as the case may be, in accordance with
Section 2.2 hereof.

            (b) Nothing contained herein shall restrict (i) the rights of any Secured Party (other than the Collateral Agent) to pursue remedies, by proceedings in law and equity, to collect any of the Secured Obligations or to enforce the performance of and provisions of any of the Secured Obligations, to the extent in either case that such remedies do not relate to the Collateral or interfere with the Collateral Agent's ability to take action hereunder or under any Security Document or (ii) the rights of any Secured Party (other than the Collateral Agent) to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of Collateral and post-petition financing arrangements.

            (c) Neither the Collateral Agent nor any other Secured Party shall contest the validity, perfection, priority or enforceability of or seek to avoid any Lien securing any Secured Obligation, and each party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such Liens. Except as expressly provided in this Agreement with respect to distributions of Collateral or proceeds by the Collateral Agent to the Secured Parties, no Secured Party shall have the right to obtain any of the Collateral for its sole account or the benefit for its sole account of any Lien securing any of the Secured Obligations. No Secured Party may seek, and each Secured Party hereby waives, any right ot require any of the Collateral to be partitioned.

                  SECTION 2.2. ACTION BY SECURED PARTIES.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Requisite Parties, the Special Requisite Parties or the Majority Secured Parties, as the case may be, shall be embodied in and evidenced by one or more instruments and signed by or on behalf of such Requisite Parties, such Special Requisite Parties or such Majority Secured Parties, as the case may be, and, except as otherwise expressly provided in any such instrument to be effective at a later date, any such action shall become effective when such instrument or instruments shall have been received by the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "ACTION" of the Persons signing such instrument or instruments.

            (b) The Collateral Agent shall be entitled to rely absolutely upon an Action of the Requisite Parties, the Special Requisite Parties or the Majority Secured Parties, as the case may be, if such Action purports to be taken by or on behalf of such Requisite Parties, such Special Requisite Parties or such Majority Secured Parties, as the case may be, and nothing in this
Section 2.2 or elsewhere in this Agreement shall be construed to require the Collateral Agent to demonstrate that such Requisite Parties, such Special Requisite Parties or such Majority Secured Parties, as the case may be, have been authorized by the Note Holders, Northern, BofA and/or the holders of Additional Future Debt, as applicable, to take any action which they purport to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Action of the Note Holders, Northern, BofA and/or the holders of Additional Future Debt, as the case may be.

            SECTION 3. DUTIES OF COLLATERAL AGENT.

                  SECTION 3.1. NOTICES TO THE SECURED PARTIES. The Collateral Agent shall use commercially reasonable efforts to, within five (5) Business Days following receipt thereof, furnish to each of the Note Holders, Northern, BofA and the holders of Additional Future Debt:

            (a) a copy of each Notice of Actionable Default, Demand Notice or Enforcement Notice received by the Collateral Agent;

            (b) a copy of each certificate received by the Collateral Agent rescinding or withdrawing a Notice of Actionable Default, Demand Notice or Enforcement Notice;

            (c) written notice of any release or subordination of rights by the Collateral Agent of any Collateral; and

            (d) a copy of any notice or other communication given or received by the Collateral Agent under any Security Document.

      The Collateral Agent shall not be required to furnish any of the foregoing of the items to any Person to the extent the specific terms of this Agreement require another party to this Agreement to furnish such item to such Person.

      Any Notice of Actionable Default, Demand Notice or Enforcement Notice shall be deemed to have been given when actually received by a Responsible Officer of the Collateral Agent and, subject to Section 4.5(c), to have been rescinded or withdrawn when a Responsible Officer of the Collateral Agent has actually received from the notifying party a notice rescinding or withdrawing such Notice of Actionable Default, Demand Notice or Enforcement Notice. Any Notice of Actionable Default, Demand Notice or Enforcement Notice shall be deemed to be outstanding at all times after such notice has been given until such time, if any, as such notice has been rescinded or withdrawn.

                  SECTION 3.2. ACTIONS UNDER SECURITY DOCUMENTS.

            (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein. The Collateral Agent shall take any action under or with respect to the Security Documents or the Collateral which is requested by the Requisite Parties or the Special Requisite Parties, as the case may be, pursuant to Section 4.5; provided that the Collateral Agent shall not amend or waive any provision of the Security Documents except in accordance with Section 7.

            (b) The Collateral Agent shall exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents to which it is a party or any of them or with respect to the Collateral solely in accordance with an Enforcement Notice received from the Requisite Parties or the Special Requisite Parties, as the case may be, in accordance with Section 4.5. The Collateral Agent shall have the right to decline to follow any such direction if (i) the Collateral Agent, being advised by counsel and acting in good faith, determines that the directed action is not permitted by the terms of this Agreement or the Security Documents or is unlawful or (ii) the Collateral Agent, being advised by counsel and acting in good faith, is in reasonable doubt as to whether such directed action is permitted by this Agreement or the Security Documents or would involve it in personal liability unless the Collateral Agent shall be provided written confirmation from the Requisite Parties or the Special Requisite Parties, as the case may be, providing the Enforcement Notice that the Collateral Agent's indemnity by the other Secured Parties contained in this Agreement would apply without exception for such directed action (absent gross negligence and willful misconduct of the Collateral Agent). All directions from the Requisite Parties or the Special Requisite Parties, as the case may be, shall be as contemplated and permitted by this Agreement and the applicable Security Document. The Collateral Agent may rely on any such direction given to it by the Requisite Parties or the Special Requisite Parties, as the case may be, and shall be fully protected, and shall under no circumstances (absent the gross negligence and willful misconduct of the Collateral Agent) be liable to the Company, any Guarantor, any holder of any Secured

Obligations, or any other Person for taking or refraining from taking action in accordance with such direction and the otherwise applicable terms of this Agreement.

            (c) In the absence of an Enforcement Notice (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Requisite Parties or the Special Requisite Parties, as the case may be, the Collateral Agent shall not, without the consent of the Requisite Parties or the Special Requisite Parties, as the case may be, exercise remedies available to it under any Security Documents or with respect to the Collateral or any part thereof.

                  SECTION 3.3. STATUS OF MONEYS RECEIVED. All moneys received by the Collateral Agent pursuant to this Agreement shall be held in trust for the purposes for which they were paid, and shall be segregated from any other moneys held by the Collateral Agent, and may be deposited by the Collateral Agent under such general conditions as may be prescribed by law in the general banking department of the Collateral Agent, and the Collateral Agent shall not be liable for any interest thereon.

            SECTION 4. CERTAIN INTERCREDITOR ARRANGEMENTS.

                  SECTION 4.1. GENERAL RULE: PARI PASSU RIGHTS AGAINST
            COLLATERAL.

            (a) General Rule. All amounts owing with respect to the Secured Obligations shall be secured by the Collateral, without distinction as to whether some Secured Obligations are then due and payable and other Secured Obligations are not then due and payable, all in accordance with the priorities established in this Section 4.

            (b) Application of Collateral Proceeds Generally. Except as specifically provided in Section 11, Section 12 and Section 13, if the Collateral Agent receives any cash amounts as payments under any Security Documents or as proceeds of or otherwise constituting the Collateral (which amounts, under the terms of any of the Security Documents, are to be applied to any of the Secured Obligations), including, without limitation, any amounts received pursuant to Section 4.6 and Section 4.7, any net proceeds received by the Collateral Agent in connection with any sale, exchange or other disposition (a "DISPOSITION") of Collateral and, if applicable, any sum received by the Collateral Agent pursuant to Section 507(b) of the Bankruptcy Code in any bankruptcy case in which the Company or a Guarantor is a debtor, such cash amounts shall be applied (subject to Section 4.2 and Section 5.3(e) hereof):

                  (i) first, to the payment of any unpaid fees or other amounts expressly owing under this Agreement to the Collateral Agent pursuant to
      Section 5.5, Section 5.6 or Section 5.7;

                  (ii) second, equally and ratably to reimburse the Secured Parties for any amounts paid by the Secured Parties pursuant to Section 5.6;

                  (iii) third, pro rata to all accrued and unpaid interest on BofA Debt (other than Undrawn LC/Guaranty Exposure), Note Debt, Trade Agreement Debt, Additional Future Debt and Undrawn LC/Guaranty Exposure in proportion to the respective amounts thereof owing to each Secured Party on the date of such distribution;

                  (iv) fourth, pro rata to all outstanding principal amounts of BofA Debt (other than Undrawn LC/Guaranty Exposure), Note Debt (other than Make-Whole Amounts), Trade Agreement Debt, Additional Future Debt and Undrawn LC/Guaranty Exposure in proportion to the respective amounts thereof owing to each Secured Party on the date of distribution;

                  (v) fifth, pro rata, to all other Secured Obligations (including, without limitation, Make-Whole Amounts and fees payable under the Credit Documents), if any, then remaining unpaid, in proportion to the respective amounts owed to each Secured Party; and

                  (vi) sixth, after indefeasible payment in full of and provision for all Secured Obligations, to the Company or to whomever else the Collateral Agent may be required to pay by applicable law.

            (c) Special Deposit Provisions. Any payment pursuant to clause (iii) or clause (iv) of Section 4.1(b) with respect to Undrawn LC/Guaranty Exposure and any payment constituting a Proceeds Deposit shall be paid to (or retained by) the Collateral Agent for deposit in an account (the "SPECIAL CASH COLLATERAL ACCOUNT") to be held as Collateral for the Secured Obligations and to be applied as provided in this Section 4.1(c).

                  (i) Distributions of Cash Collateral. On each date after the creation of the Special Cash Collateral Account on which a reduction in Undrawn LC/Guaranty Exposure occurs by reason of either a drawing under any BofA Letter of Credit or a claim made by BofA against the Company on an IRB Bond Guaranty as certified to the Collateral Agent by BofA the Collateral Agent shall distribute from the Special Cash Collateral Account an amount (a "DISTRIBUTION AMOUNT") equal to the lesser of (1) the balance held by the Collateral Agent in the Special Cash Collateral Account and
      (2) all or a portion of the amount of such draw or claim, as certified to the Collateral Agent by BofA, which would have been received by BofA prior to such time had such draw or claim been made immediately prior to the first distribution made under Section 4.1(b) and the Secured Obligation resulting from such draw or claim represented a separate non-contingent Secured Obligation. The Distribution Amount shall be distributed to pay any outstanding non-contingent amount of non-contingent BofA Debt representing an increase in the amount of BofA Debt on account of such draw or claim. At such times as the Undrawn LC/Guaranty Exposure is reduced to zero, any amount remaining in the Special Cash Collateral Account, after the payment of all prior Distribution Amounts, shall be distributed as provided in clauses (iii), (iv), (v) and (vi) of Section 4.1(b). BofA shall provide copies of each certificate delivered to the Collateral Agent under this Section 4.1(c) to the Company and each of the other Secured Parties when such certificate is delivered to the Collateral Agent.

                  (ii) Distributions of Proceeds Collateral. On any date after a Proceeds Deposit occurs, the Collateral Agent shall distribute from the Special Cash Collateral Account an amount (a "PROCEEDS DISTRIBUTION AMOUNT") equal to all or a portion of the amount of such Proceeds Deposit, in each case as requested in writing by BofA. The

      Proceeds Distribution Amount shall be distributed to BofA for application to the Reimbursement Agreement Debt. At such times as the Secured Obligations owing to BofA are reduced to zero, any amount remaining in the Special Cash Collateral Account attributable to Proceeds Deposits, shall be distributed as provided in clauses (iii), (iv), (v) and (vi) of Section 4.1(b).

                  (iii) Investment of Special Cash Collateral Account. All amounts in the Special Cash Collateral Account shall be invested by the Collateral Agent in Permitted Investments, as directed in writing by the Company and all income on such Permitted Investments shall be retained in the Special Cash Collateral Account until all BofA Debt is paid in full and thereafter shall be distributed as provided in Section 4.1(b).

                  SECTION 4.2. NON-CASH DISTRIBUTIONS OR PROCEEDS. If the Collateral Agent receives any non-cash distributions or proceeds in respect of the Collateral, then, unless the Requisite Parties instruct the Collateral Agent to the contrary, the Collateral Agent shall hold such non-cash distributions and proceeds as Collateral upon the terms of this Agreement and the Security Documents until converted to cash and thereupon applied or disbursed in accordance with this Section 4; provided, however, that, if any non-cash distribution is received by the Collateral Agent and is to be applied in satisfaction of any Secured Obligation by operation of a plan of reorganization under Chapter 11 of the federal Bankruptcy Code or otherwise as required by applicable law, the Requisite Parties may, instead of awaiting the conversion of such non-cash distribution to cash, direct the Collateral Agent to distribute such non-cash distribution as provided in Section 4.1(b), except in respect of a distribution under Section 4.1(b)(i).

                  SECTION 4.3. ADDITIONAL COLLATERAL. Each of BofA, each Note Holder, Northern and each holder of Additional Future Debt hereby covenants and agrees that it will not take, hold or suffer to exist any security interest in or Lien on any assets as security for any of the Secured Obligations unless such security interest or Lien is granted in favor of, or otherwise made available to, the Collateral Agent for the benefit of BofA, the Note Holders, Northern and the holders of Additional Future Debt as contemplated by this Agreement.

                  SECTION 4.4. CERTAIN NOTICES.

            (a) Each of BofA, each Note Holder, Northern and each holder of Additional Future Debt hereby agrees to give written notice to the Collateral Agent of any demand for payment in full of the Secured Obligations owing to the demanding party, whether by acceleration of such obligations or otherwise (a "DEMAND NOTICE"). Any Requisite Parties or Special Requisite Parties, as the case may be, giving a Notice of Actionable Default or Enforcement Notice to the Collateral Agent shall contemporaneously give a copy thereof to each of the other Secured Parties.

            (b) Neither BofA, any Note Holder, Northern nor any holder of Additional Future Debt shall incur liability of any kind should it, upon the occurrence of any Event of Default, refrain from accelerating maturity or otherwise demanding payment in full of any Secured Obligations owing to it, or should it refrain from exercising any of its rights and remedies against the Company, any Guarantor or any other obligor in respect of the Secured Obligations.

                  SECTION 4.5. ENFORCEMENT.

            (a) The Collateral Agent shall (subject to the provisions of Section
3.2 and Section 5) take any such actions in the exercise of rights and remedies under the Security Documents as are directed in an Enforcement Notice given by the Requisite Parties or Special Requisite Parties, as the case may be, at any time more than five (5) Business Days after a Notice of Actionable Default shall have been given to a Responsible Officer of the Collateral Agent with respect to the Event of Default that is the basis (or one of the bases) of the Enforcement Notice. In the event the Collateral Agent shall have received conflicting directions from the Special Requisite Parties and the Requisite Parties, it shall follow the directions of the Requisite Parties, except to the extent that such direction of the Requisite Parties would have the effect of rescinding or nullifying any Enforcement Notice given by Special Requisite Parties, in which case the Collateral Agent shall follow the directions of the Special Requisite Parties set forth in such Enforcement Notice. In the event the Collateral Agent shall receive conflicting directions as set forth in two or more Enforcement Notices delivered by any one or more holders of Secured Obligations, each of which constitutes Special Requisite Parties, it shall either (i) follow the directions of the Requisite Parties or (ii) if no such directions shall have been given by the Requisite Parties within thirty (30) Business Days from the most recent directions so received from a group of holders constituting Special Requisite Parties submit such matter to a court of competent jurisdiction to establish the proper course of action it shall be required to take. It is acknowledged that the Collateral Agent shall have no obligation to take any action (including, without limitation, submitting such matter to court) unless it has received security or indemnity as contemplated by Section 5.5(a).

            (b) BofA, each Note Holder, Northern and each holder of Additional Future Debt agrees that it will promptly, and in any event within five (5) Business Days after the request by one of the others (which request may be made telephonically), advise the requesting party (telephonically, confirmed in writing) as to the outstanding amount of Undrawn LC/Guaranty Exposure, other BofA Debt, Note Debt, Trade Agreement Debt or Additional Future Debt owed to it. Any party may rely on such information (or other means available to it) to determine whether the Requisite Parties or the Special Requisite Parties, as the case may be, have acted with respect to any action or proposed action.

            (c) Any Enforcement Notice, when issued, may be rescinded or withdrawn with the consent of the Requisite Parties or Special Requisite Parties, whichever shall have given such Enforcement Notice .

                  SECTION 4.6. TURNOVER OF COLLATERAL. If any Secured Party acquires custody, control or possession of any payment constituting any Collateral (including proceeds therefrom), other than pursuant to the terms of
Section 4.1(b), Section 4.1(c) or Section 4.2 hereof, such Secured Party shall promptly cause such payment or Collateral to be delivered to or put in the custody, possession or control of the Collateral Agent or, if the Collateral Agent shall so designate, an agent of the Collateral Agent (which agent may be a branch or affiliate of the Collateral Agent) in the same form of payment received, with appropriate endorsements, for distribution in accordance with the provisions of Section 4.1 or Section 4.2, as applicable. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral in trust for the Collateral Agent. Notwithstanding the foregoing, neither BofA, any Note Holder, Northern nor any holder of Additional Future Debt shall be required to deliver to the Collateral Agent or such agent of the Collateral Agent, any amounts received by BofA, such Note Holder, Northern or such holder of Additional Future Debt prior to receipt by the Collateral Agent of a Notice of Actionable Default to the extent that such amounts constitute (a) payments of principal on BofA Debt, the Note Debt, the Trade Agreement Debt or Additional Future Debt required to be made pursuant to the Loan Documents and due and paid prior to such date, or (b) regular payments of interest, Make-Whole Amounts, fees and other charges on or in respect of BofA Debt, the Note Debt, the Trade Agreement Debt or Additional Future Debt due and paid prior to such date.

                  SECTION 4.7. PAYMENTS FROM ENFORCEMENT RIGHTS. Each of the Secured Parties agrees with each other Secured Party that (a) if any Secured Party exercises any right of setoff, banker's lien or similar right with respect to any Collateral or any assets of the Company or any Guarantor, the amount set off shall be applied pro rata to the Secured Obligations in accordance with
Section 4.1(b) or Section 4.2, as the case may be, and (b) if such Secured Party shall receive from the Company or any Guarantor, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross-action, enforcement of the claim in respect of the Secured Obligations owing to such Secured Party by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, for application to the payment of the Secured Obligations owing to such Secured Party any amount in excess of its ratable portion of the payments received by the other Secured Parties with respect to BofA Debt, Note Debt, Trade Agreement Debt and Additional Future Debt (as the case may be) held by all of the Secured Parties as contemplated by Section 4.1(b) or Section 4.2, as the case may be, such Secured Party will make such disposition and arrangements with the other Secured Parties with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Secured Party receiving in respect of the Secured Obligations owing to it its proportionate payment as contemplated by Section 4.1(b) or
Section 4.2, as the case may be; provided that if all or any part of such excess payment is thereafter recovered from such Secured Party, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                  SECTION 4.8. WAIVERS AND AMENDMENTS OF CREDIT DOCUMENTS. Each of the Note Holders, Northern, BofA and each holder of Additional Future Debt agrees that, without the written consent of the Majority Secured Parties, it shall not modify or amend any provisions of or give any waiver with respect to the Credit Documents to which such party hereto is a signatory, if the effect of such modification or amendment or waiver is (i) to increase the principal amount of the Note Debt, Trade Agreement Debt, BofA Debt or Additional Future Debt then outstanding (unless such increase in Note Debt, Trade Agreement Debt, BofA Debt or Additional Future Debt constitutes Additional Future Debt, in which case no such consent shall be required), or (ii) to amend or modify any term defined therein which is incorporated by reference into this Agreement, or is specifically referred to in this Agreement in such a way as to alter its meaning in this Agreement, or (iii) to provide for loans to be made or letters of credit to be issued (other than by extension or renewal) after the issuance of an Enforcement Notice, or
(iv) to amend or modify any provision of any of the Security Documents or this Agreement except as provided therein or herein. Except as otherwise specified in the preceding sentence, the Note Holders, Northern, BofA and the holders of Additional Future Debt, without the consent of the other parties, shall be free to deal with the Company and the Guarantors in their respective sole discretion under and in respect of the provisions of the Loan Documents to which they are party, with the right and power without limitation to modify, amend or waive any terms or provisions of such Loan Documents, to grant extensions of the time of payment or performance, and to make compromises and settlements with the Company or any Guarantor.

                  SECTION 4.9. INDEPENDENT INVESTIGATION; SHARING OF FINANCIAL INFORMATION. Each of BofA, each Note Holder, Northern and each holder of Additional Future Debt acknowledges and agrees that it has entered into the Credit Documents to which it is party and (as applicable) extended funds and/or credit or provided services to the Company on the basis of its own independent investigation of the Company, its Subsidiaries and affiliated companies, and their business, operations and financial condition, that it shall continue to make such investigations in connection with the credit and/or loans extended to the Company as it deems appropriate and that it has not conducted any such investigations in reliance upon information, analysis and recommendations which it may have obtained from any other Secured Party. Without derogation in any way of the preceding sentence, the Company acknowledges and consents to any exchange of information by and among BofA, each Note Holder, Northern and each holder of Additional Future Debt, without regard to whether the impact of any such exchange is favorable or unfavorable to the Company and without regard to the accuracy or completeness of any information so exchanged.

                  SECTION 4.10. AGENTS. Except as specifically provided in this Agreement, and except for the role of the Collateral Agent as specified in this Agreement, BofA is not acting as agent for any other Secured Party, no Note Holder is acting as agent for any other Secured Party and Northern is not acting as agent for any other Secured Party; and nothing stated or implied in this Agreement shall be deemed to create such an agency relationship.

      SECTION 5. CONCERNING THE COLLATERAL AGENT.

                  SECTION 5.1. APPOINTMENT OF COLLATERAL AGENT. The Note Holders, BofA and Northern hereby appoint the Collateral Agent Bank to act as collateral agent pursuant to the terms of this Agreement and the Security Documents and hereby irrevocably authorize the Collateral Agent to execute and enter into the A/R Intercreditor Agreement and an intercreditor agreement in connection with any other Receivables Purchase Agreement on their behalf and to take such action and perform such duties as provided therein, and the Collateral Agent Bank hereby accepts such appointment. The relationship between the Collateral Agent and the holders of the Secured Obligations is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the Credit Documents shall be construed to appoint the Collateral Agent as a trustee for any such holder.

                  SECTION 5.2. LIMITATIONS ON RESPONSIBILITY OF COLLATERAL
            AGENT.

            (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Security Document, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Company or any Guarantor to the Collateral, as to the security afforded by this Agreement or any Security Document or, except as set forth in Section 6, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any Security Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Company or any Guarantor or to the holders of any of the Secured Obligations as to the care of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent's duties and responsibilities shall be determined solely by the provisions of this Agreement and the Security Documents to which it is a party, and the Collateral Agent shall not be liable or responsible for any duties or obligations set forth in any other document to which it is not a party.

            (b) The Collateral Agent shall not be responsible for any loss suffered with respect to any investment permitted to be made under this Agreement and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent may be liable for losses due to its willful misconduct, gross negligence or breach of its agreement set forth herein. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company of any of the covenants or agreements contained herein or in any of the Credit Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Agreement or any Security Document except for such Person's own gross negligence or willful misconduct. Neither the Collateral Agent nor any officer shall be personally liable for any action taken by any such Person in accordance with any notice given by the Requisite Parties or Special Requisite Parties, as the case may be, in accordance with and pursuant to the terms of this Agreement even if, at the time such action is taken by any such Person, the Requisite Parties or Special Requisite Parties, as the case may be, or Persons purporting to be the Requisite Parties or Special Requisite Parties, as the case may be, are not so authorized by the Requisite Parties or the Special Requisite Parties, as the case may be, to give such notice, except where a Responsible Officer of the Collateral Agent has actual knowledge that such Requisite Parties or Special Requisite Parties, as the case may be, or Persons purporting to be the Requisite Parties or Special Requisite Parties, as the case may be, are not so authorized by the Requisite Parties or Special Requisite Parties, as the case may be, to give such notice. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Security Documents or the A/R Intercreditor Agreement (or any other intercreditor agreement executed by the Collateral Agent in accordance with the terms of this Agreement) and perform any duty hereunder or thereunder either directly or by or through agents, receivers, or attorneys-in-fact and shall not be responsible for anything done by such agents, receivers or attorneys-in-fact selected by it with due care.

            (c) Whenever pursuant to the provisions hereof or of any Security Document it is required that any party hereto obtain the consent or approval of the Collateral Agent, or that any matter prove satisfactory to the Collateral Agent, or if the Collateral Agent, in its best judgment, needs clarification or instruction concerning its duties or obligations hereunder, the Collateral Agent, prior to giving any such consent or approval or indicating its satisfaction with any such matter, or performing such duty or obligation, shall (except where the failure to do so, in its good faith judgment, could imperil the Collateral or the Liens thereon) be required to consult with the Secured Parties in a manner deemed reasonable by the Collateral Agent, and the Collateral Agent shall be protected in following any direction of the Requisite Parties or Special Requisite Parties, as the case may be.

            (d) The foregoing provisions of this Section 5.2 shall not relieve the Collateral Agent of any liability for any failure to perform any contractual duty expressly undertaken by it to be performed under this Agreement if such liability is caused by the gross negligence or willful misconduct of the Collateral Agent.

                  SECTION 5.3. RELIANCE BY COLLATERAL AGENT; ETC.

            (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance in good faith thereon.

            (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in good faith in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder, or any of the Collateral from any court of competent jurisdiction.

            (c) The Collateral Agent shall be fully protected in relying in good faith upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely in good faith, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

            (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default or Actionable

Default unless and until a Responsible Officer of the Collateral Agent shall have received a Notice of Actionable Default or notice of such Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a Notice of Actionable Default to inquire whether an Actionable Default has, in fact, occurred and shall be entitled to rely in good faith conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Requisite Parties or Special Requisite Parties, as the case may be, to take or omit to take any action with respect to such Notice of Actionable Default.

            (e) To the extent the Collateral Agent is required (pursuant to Section 4, Section 11, Section 12, Section 13, or otherwise) to determine any amount, or take any action to distribute any amount, of any Secured Obligation or other payments hereunder, it shall have no obligation to do so unless such amount shall have been certified in writing by the Requisite Parties or the Special Requisite Parties, as the case may be, as being the amount in question. Each of the other parties hereto agrees to certify such amounts upon request of the Collateral Agent. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

                  SECTION 5.4. RESIGNATION OR REMOVAL OF THE COLLATERAL AGENT. The Collateral Agent may at any time resign by giving sixty (60) days prior written notice thereof to each Secured Party and the Company, and the Collateral Agent may at any time be removed for cause (consisting of fraud, gross misconduct, willful or reckless breach of this Agreement or other just cause, as determined in their discretion by the Majority Secured Parties) by sixty (60) days prior written notice thereof to the Collateral Agent, each other Secured Party and the Company given by the Majority Secured Parties, provided that in the case of fraud, gross misconduct or willful or reckless breach of this Agreement such removal may be effective immediately upon five (5) days after giving of such notice to the Collateral Agent and provided further that no resignation or removal shall be effective until a successor for the Collateral Agent is appointed. Upon such resignation or removal, the Majority Secured Parties shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Majority Secured Parties and shall have accepted such appointment within forty-five (45) days after the retiring Collateral Agent's giving of notice of resignation or the giving of notice of removal, as the case may be, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a financial institution having a long-term bank deposit rating of not less than "A" from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., or "A-2" from Moody's Investors Services, Inc. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal, the provisions of this Agreement and the Security Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. Any corporation into which the Collateral Agent Bank may be merged or with which it may be consolidated, or any corporation which acquires all or substantially all of the corporate trust business of the Collateral Agent Bank, including the collateral agency established pursuant to this Agreement, or any corporation resulting from any merger or consolidation to which the Collateral Agent Bank shall be a party, shall be the successor to the Collateral Agent Bank without the execution of any paper.

                  SECTION 5.5. EXPENSES AND INDEMNIFICATION.

            (a) By countersigning this Agreement, the Company agrees (i) to reimburse the Collateral Agent, promptly, for any reasonable expenses incurred by the Collateral Agent, including reasonable counsel fees and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Security Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Parties hereunder or under the Security Documents, and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, promptly, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever ("LOSSES") which may be imposed on, incurred by or asserted against the Collateral Agent Bank in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by them under this Agreement or any Security Document; provided that the Company shall not be liable to the Collateral Agent for any portion of such Losses resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction. A statement by the Collateral Agent that is submitted to the Company with respect to the amount of such expenses and containing a basic description thereof and/or the amount of its indemnification obligation shall be prima facie evidence of the amount thereof owing to the Collateral Agent or the Collateral Agent Bank, as the case may be; provided, however, that the Company shall nonetheless have the right to dispute any such amount and, to the extent provided in this Section 5.5, the reasonableness thereof. Except as otherwise expressly provided herein, the Collateral Agent shall be under no obligation to take any action to protect, preserve or enforce any rights or interests in the Collateral or to take any action in connection with the execution or enforcement of its duties hereunder, whether on its own motion or on request of any other Person, which in the opinion of the Collateral Agent may involve loss, liability or expense to it, unless one or more of the Secured Parties shall offer and furnish security or indemnity, reasonably satisfactory to the Collateral Agent in accordance herewith, against loss, liability and expense to the Collateral Agent. Notwithstanding anything to the contrary contained in this Agreement, or any Security Document or any other documents noted in Section 10 of this Agreement, in the event that the Collateral Agent is entitled or required to commence an action to foreclose on such Security Document or other document, or otherwise exercise its remedies to acquire control or possession of any property constituting all or part of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined in good faith that it may incur liability under any federal or state environmental or hazardous waste law, rule or regulation as the result of the presence at, or release on or from, any property of any hazardous materials or waste, as defined under such federal or state laws, unless it has received security or indemnity from a Person, in an amount and in form, all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.

            (b) The indemnification provisions in this Section 5.5(b) and
Section 5.5(c) are in addition to the indemnification provisions in Section 5.5(a). Without limiting any indemnification the Company or any Obligor has granted in any other provision of this Agreement or in any other Credit Document, the Company and each Obligor hereby indemnifies and holds harmless the Collateral Agent and each of the Secured Parties and their respective directors, officers, employees and agents (collectively, the "INDEMNIFIED PARTIES") from and against any and all Losses which may be imposed on, incurred by or asserted against the Indemnified Parties or any of them as a result of, arising out of, or relating to any claim, action or proceeding by any third party (other than any Indemnified Party) with respect to (i) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about any Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (ii) any use, non-use or condition of any Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (iii) any failure on the part of the Company or any applicable Obligor to perform or comply with any of the terms of any Mortgage, (iv) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or any part thereof made or suffered to be made by or on behalf of the Company or any applicable Obligor, (v) any negligence or tortious act on the part of the Company or any applicable Mortgagor or any of its agents, contractors, lessees, licensees or invitees, or
(vi) any work in connection with any alterations, changes, new construction or demolition of or additions to any Mortgaged Property (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that the Company or any Obligor shall not indemnify or hold harmless any Indemnified Party against any Indemnified Liabilities arising (x) by reason of any Indemnified Party's gross negligence or willful misconduct, or (y) in the case of clauses (i), (ii), (iv) and (vi) above, after termination of the Company's or such Obligor's ownership or operation of any Mortgaged Property.

            (c) In the event that (i) any Indemnified Party is made a party to any action or proceeding by reason of the execution of this Agreement or any Security Document or (ii) any action or proceeding shall be commenced in which it becomes necessary to defend or uphold the lien of any Mortgage, all reasonable sums paid by the Indemnified Parties for the expense of any litigation to prosecute or defend the rights and lien created by any Mortgage or otherwise shall be paid by the Company or any applicable Mortgagor to such Indemnified Parties, as hereinafter provided. The Company or any applicable Mortgagor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of any jurisdiction or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of any Mortgage or any obligation secured thereby. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Company or any applicable Mortgagor, upon written request of such Indemnified Party, will, at the Company's or such Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Company or such Mortgagor and approved by such Indemnified Party, which approval shall not be unreasonably withheld or delayed. The obligations of the Company and each Mortgagor under this Section 5.5 shall survive any discharge or reconveyance of any Mortgage and the payment in full of the obligations secured thereby. If and to the extent that the foregoing undertaking is unenforceable for any reason, the Company and each Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. (d) All amounts payable to the Indemnified Parties under this Section 5.5 shall be deemed indebtedness secured by the Security Documents and shall bear interest at the highest interest rate for overdue payments provided for in any of the Credit Documents commencing 30 days after any Obligor's receipt of written notice that such amounts are due and owing.

                  SECTION 5.6. EXPENSES AND INDEMNIFICATION BY SECURED PARTIES. Each of BofA, each Note Holder, Northern and each holder of Additional Future Debt severally agrees (i) to reimburse the Collateral Agent, promptly, in the amount of its pro rata share for any expenses referred to in Section 5.5 and reasonable fees due pursuant to Section 5.7 which shall not have been reimbursed or paid by the Company or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent, the Collateral Agent Bank and its directors, officers, employees and agents, promptly, in the amount of its pro rata share, from and against any and all Losses referred to in Section 5.5, to the extent the same shall not have been reimbursed by the Company or paid from the proceeds of Collateral as provided herein; provided that none of BofA, any Note Holder, Northern or any holder of Additional Future Debt shall be liable to the Collateral Agent or the Collateral Agent Bank for any portion of such Losses resulting from the gross negligence or willful misconduct of, or the gross negligence or willful misconduct in the failure to perform any express duty undertaken under this Agreement to be performed by, the Collateral Agent or the Collateral Agent Bank or any of its directors, officers, employees or agents. For purposes of this Section 5.6, the pro rata share of any Secured Party's claim for which a reimbursement or indemnity obligation arises under this Section 5.6 shall be its percentage share of the sum of the Secured Obligations, as of the last day of the calendar month preceding the date on which such claim was incurred and on which any Principal Obligations were outstanding.

                  SECTION 5.7. COLLATERAL AGENT'S FEE. By countersigning this Agreement, the Company agrees to pay to the Collateral Agent for the Collateral Agent's own account, a non-refundable Collateral Agent's fee, on the date hereof and an additional yearly fee. Such yearly fees shall be payable as specified in a separate letter agreement between the Company and the Collateral Agent Bank until the Secured Obligations have been paid in full in cash, the commitments represented by the Credit Documents shall have expired or been reduced to zero or terminated, there is no Undrawn LC/Guaranty Exposure, and the Collateral Agent no longer has any duties hereunder.

            SECTION 6. REPRESENTATIONS AND WARRANTIES. Each of the Collateral Agent, BofA, each Note Holder, Northern, each holder of Additional Debt and, by countersigning this Agreement, the Company and each Guarantor, represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement or the Joinder Agreement to which it is a party (in the case of a holder of Additional Future Debt) (i) have been duly authorized by all requisite corporate or other action on its part and (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its charter documents or bylaws or any agreement or other instrument binding upon it; and (b) this Agreement or such Joinder Agreement, as the case may be, has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

      SECTION 7. AMENDMENT OF THIS AGREEMENT.

                  SECTION 7.1. Amendments. No modification or amendment of this Agreement shall be effective unless the same shall be in writing and signed by the Majority Secured Parties and no modification or amendment of any Security Document shall be effective, nor shall any waiver of any provision of any Security Document be executed by the Collateral Agent, without the written consent of the Majority Secured Parties; provided, however, (i) no amendment or waiver shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any of the Security Documents or expand its duties or reduce any amount payable to the Collateral Agent hereunder or under any Security Documents without the written consent of the Collateral Agent; (ii) Sections 3 and 5 of this Agreement and any other provision of this Agreement or of any of the Security Documents affecting the rights and obligations of the Collateral Agent hereunder may not be amended without the written consent of the Collateral Agent; (iii) no modification or amendment of
Section 2.2 or the defined terms used therein, Section 4.9, Section 5.4, Section 5.5, Section 5.7, Section 6, this Section 7.1(iii), Section 8, Section 10,
Section 11, Section 12 or Section 13 of this Agreement shall be effective unless the same shall have been consented to by the Company; (iv) no modification, amendment or waiver that changes the amount that a Secured Party receives from a distribution hereunder or that delays the time of a distribution hereunder shall be effective without the consent of such Secured Party and (v) none of the Material Provisions of any of the Security Documents may be created, amended or waived without the consent of all holders of Secured Obligations. Any Security Document executed after the date hereof shall be approved by the Majority Secured Parties as to form.

                  SECTION 7.2. WAIVERS. Except as provided in Section 7.1, no waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

      SECTION 8. APPROVAL BY THE COMPANY AND GUARANTORS; COMPANY'S OBLIGATIONS ABSOLUTE.

            SECTION 8.1. GENERAL. By countersigning this Agreement, each of the Company and the Guarantors acknowledges and consents to and agrees to perform and be bound by each provision of this Agreement which expressly recites that the Company or such Guarantor is agreeing to such provision by countersigning this Agreement.

               SECTION 8.2. OBLIGATIONS ABSOLUTE. Nothing contained in this Agreement shall impair, as between the Company, or any Guarantor and each of BofA, each Note Holder, Northern and each holder of Additional Future Debt, (a) the obligation of the Company or such Guarantor to pay to the Note Holders all amounts payable in respect of the Note Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent any of the Note Holders (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Note Documents and by applicable law upon a default in the payment or performance of the Note Debt, all, however, subject to the rights of BofA, Northern and the holders of Additional Future Debt as set forth in this Agreement, or (b) the obligation of the Company or such Guarantor to pay to BofA all amounts payable in respect of BofA Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent BofA (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Reimbursement Agreements, the IRB Bond Guaranties and by applicable law upon a default in the payment or performance of BofA Debt, all, however, subject to the rights of the Note Holders, Northern and the holders of Additional Future Debt as set forth in this Agreement, (c) the obligation of the Company or such Guarantor to pay to Northern all amounts payable in respect of the Trade Agreement Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent Northern (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Trade Agreement and by applicable law upon a default in the payment or performance of the Trade Agreement Debt, all, however, subject to the rights of the Note Holders, BofA Issuer and the holders of Additional Future Debt as set forth in this Agreement and (d) the obligation of the Company or such Guarantor to pay to any holder of Additional Future Debt all amounts payable in respect of such Additional Future Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent any holder of Additional Future Debt (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by such Additional Future Debt Documents and by applicable law upon a default in the payment or performance of such Additional Future Debt, all, however, subject to the rights of the Note Holders, Northern and BofA as set forth in this Agreement.

               SECTION 8.3. NO ADDITIONAL RIGHTS FOR COMPANY HEREUNDER. If the Collateral Agent or any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company and each Guarantor agrees, by its consent hereto, that it shall not use such violation as a defense to such enforcement by any such party nor assert such violation as a counterclaim or basis for setoff or recoupment against any such party (except to the extent such violation affects the rights of the Company or any Guarantor set forth in this Agreement). Nothing contained in this Agreement shall constitute a commitment by BofA, any Note Holder, Northern or any holder of Additional Future Debt to make available to the Company or any Guarantor any advances, loans or letters of credit beyond such advances, loans or letters of credit as specifically provided for in the Loan Documents.

               SECTION 9. COLLATERAL AGENT AS AGENT AND LENDER. If a Secured Party is at any time the Collateral Agent, such Secured Party shall, in its individual capacity and as Collateral Agent, have the same obligations and the same rights, powers and privileges as it would have had were it not also the Collateral Agent.

            SECTION 10. COVENANTS CONCERNING COLLATERAL

               SECTION 10.1. ADDITIONAL ASSIGNMENTS, AND MORTGAGES.

            (a) Without limiting the obligations of the Company or any of its Subsidiaries in the Credit Documents (and subject to the provisions of the Credit Documents and this Agreement), the Company shall, and shall cause each of its Significant Subsidiaries which has not theretofore executed and delivered one or more Security Documents in favor of the Collateral Agent with respect to all of its assets (other than Excluded Collateral) as security for the Secured Obligations, to execute and deliver to the Collateral Agent such Security Documents, and take such other action, as may be requested to grant Liens to the Collateral Agent on all its assets (other than Excluded Collateral).

            (b) Without limiting the obligations of the Company or any of its Subsidiaries in the Credit Documents (and subject to the provisions of the Credit Documents and this Agreement) if the Company or any of its Significant Subsidiaries acquires after the date hereof ownership of a Significant Real Estate Interest, the Company shall, and shall cause such Significant Subsidiary, to deliver within a reasonable time period to the Collateral Agent a fully executed mortgage or deed of trust over such interest in real estate, together with any environmental site assessments in the possession of the Company or such Significant Subsidiary and evidence of insurance with the Collateral Agent named as loss payee and additional insured with respect to such real estate as the Collateral Agent (upon instruction from the Requisite Parties) may reasonably request in accordance with good banking and lending practices, all in form and content acceptable to the Requisite Parties. If such Significant Subsidiary is not a Guarantor, the Company shall cause such Significant Subsidiary to become a Guarantor and a party to this Agreement. If the Company or the Significant Subsidiary acquiring such Significant Real Estate Interest obtains a current owner's title insurance policy in respect of all or a portion of such Significant Real Estate Interest in connection with the acquisition of such Significant Real Estate Interest, the Company shall also deliver to the Collateral Agent a customary lender's title insurance policy in respect of such Significant Real Estate Interest for the benefit of the Collateral Agent from the insurance company issuing such owner's title insurance policy in an insured amount equal to the insured amount of such owner's title insurance policy. The Company further agrees that, following the taking of such actions, the Collateral Agent shall have for the pari passu benefit of the Secured Parties a valid and enforceable Lien over such interest in real estate, free and clear of all Liens, defects and encumbrances other than such Liens, defects or encumbrances existing on such Significant Real Estate Interest at the time such Significant Real Estate Interest shall have been so acquired.

               SECTION 10.2. PERFECTION CERTIFICATE. The Company shall furnish to the Collateral Agent and to each of the holders of Secured Obligations not later than October 15 of each year beginning with the year 2004, a fully completed Perfection Certificate substantially in the form attached hereto as Exhibit C setting forth the information required thereby as of October 1st in such year. Upon receipt of such Perfection Certificate the Collateral Agent shall forward a copy of such Perfection Certificate to special counsel to the Requisite Parties if such special counsel is known to the Collateral Agent. If such special counsel is not known to the Collateral Agent, it shall request that the holders of the Secured Obligations notify the Collateral Agent of the name and address of such special counsel. Upon the effective date of this Agreement such special counsel is Bingham McCutchen, LLP of Hartford, Connecticut. Upon request of the Requisite Parties or such special counsel the Company will take any and all actions, and execute and deliver such documents and instruments, with respect to the recording, filing, registering, re-recording, refiling and re-registering of any of the Security Documents in respect of any Collateral as are necessary under the law of the jurisdiction in which the Collateral is located or under other applicable law to maintain the continued perfection, existence and priority of the Lien of the Security Documents (including, without limitation, to the extent provided for therein and herein on any property acquired by the Company or any Guarantor after the date hereof), and to fully preserve and protect the rights, and under the Security Documents of or for the benefit of the Collateral Agent in respect of such Liens and the Collateral.

            SECTION 11. CONDEMNATION

               SECTION 11.1. TAKINGS. Each Obligor, in each Mortgage to which such entity is a party, shall irrevocably assign, or cause to be assigned, to the Collateral Agent a security interest in and Lien on any award or payment which may become payable to such entity by reason of any taking of a Significant Real Estate Interest encumbered by such Mortgage or any part thereof, whether directly or indirectly, temporarily or permanently, in or by condemnation or other eminent domain proceedings (a "Taking"). All rights of the Collateral Agent under this Section 11 as to any Significant Real Estate Interest are subject to any rights in favor of holders of Permitted First Priority Liens in such Significant Real Estate Interest and shall be enforceable to the fullest extent not prohibited or restricted by the terms of any agreements or instruments creating such Permitted First Priority Liens.

               SECTION 11.2. APPLICATION OF AWARDS.

            (a) Any awards or payments made with respect to any Taking relating to a Significant Real Estate Interest shall be paid or distributed as provided in this Section. If any Obligor shall receive directly any such award or payment, promptly following the receipt thereof such Obligor shall transfer in immediately available funds the Net Proceeds in respect of such Taking from such award or payment to the Collateral Agent and the Collateral Agent shall distribute such Net Proceeds in accordance with the provisions of this clause
(a). If the Collateral Agent shall receive directly any such award or payment and no Default or Event of Default then exists, the Collateral Agent shall, prior to making any other payment or distribution hereunder, transfer to the Obligor whose Property was the subject of such Taking an amount in immediately available funds equal to the difference between (A) the amount of such award or payment so received and (B) the Net Proceeds relating thereto (as set forth in a certificate executed by a Senior Officer and delivered to the Collateral Agent), and thereafter the remainder of such award or payment shall be distributed as provided below. Any and all amounts to be distributed as provided in this clause
(a) shall be distributed as follows:

                  (i) if the gross amount of any awards or payments with respect to such Taking are in an amount less than $5,000,000, the Net Proceeds thereof held by the Collateral Agent shall be immediately payable in immediately available funds directly to such Obligor which is the subject of such Taking upon receipt of a certificate executed by a Senior Officer which states that no Default or Event of Default exists and such Obligor will use such Net Proceeds to repair or replace the Significant Real Estate Interest which was the subject of such Taking; and

                  (ii) if the gross amount of any awards or payments with respect to such Taking equals or exceeds $5,000,000, the Secured Parties shall review with the Company, the Company's business proposal with respect to the application of the Net Proceeds thereof held by the Collateral Agent, which proposal the Company shall submit to the Secured Parties at any time but no later than thirty (30) Business Days after the date such award has been paid, and give due consideration to the merits and rationale of such proposal recognizing the integrated nature of the Company's manufacturing facilities and operations. Within twenty (20) Business Days of receipt of the Company's proposal, the Requisite Parties shall, following review thereof, determine (which determination shall be reasonably made and not unduly delayed) whether such Net Proceeds shall be applied as provided in such proposal. If the Company shall not have received a reply from the Requisite Parties by the end of such twenty (20) Business Day period, the Company shall deliver a written notice to each of the Secured Parties requesting a determination as to such proposal and shall give the Requisite Parties an additional five (5) Business Days after the delivery of such second notice to deliver a written acceptance or rejection of such proposal. If the Requisite Parties fail to advise the Company in writing of their determination with respect to such proposal as provided herein prior to the end of such five (5) Business Day period, they shall be deemed to have accepted such proposal. Upon actual or deemed acceptance of such proposal, the Collateral Agent shall promptly transfer in immediately available funds such Net Proceeds to the relevant Obligor and the relevant Obligor shall act diligently and good faith to apply such Net Proceeds substantially as provided in such proposal. If such proposal is not accepted, then the Net Proceeds shall be applied as an Offered Repayment as set forth in Section 11.4 below.

            (b) Notwithstanding anything contained herein, if any Default or Event of Default shall have occurred and be continuing, any Net Proceeds of a Taking, together with any other amounts held by the Collateral Agent in respect of such Taking, shall be applied as an Offered Repayment as set forth in Section
11.4 below unless the Majority Secured Parties and the Company agree otherwise. The Collateral Agent shall promptly and, in any case, not more than five (5) Business Days after the receipt of any funds hereunder satisfactorily identified to the Collateral Agent as Net Proceeds of a Taking, inform the Obligors and the Secured Parties in writing of such receipt and the amount thereof.

               SECTION 11.3. SETTLEMENT OF CONDEMNATION CLAIMS. Immediately upon receipt by any of the Obligors of notice of the institution of any proceeding or negotiations for a Taking, the Obligors shall give notice thereof to the Collateral Agent. The Collateral Agent may, but shall be under no obligation to, appear in any such proceedings and participate in any such negotiations and may be represented by counsel. The Obligors, notwithstanding that the Collateral Agent may not be a party to any such proceeding, will promptly give, or cause to be given, to the Collateral Agent copies of all notices, pleadings, judgments, determinations and other papers received by any Obligor. The Obligors will not enter into, or permit to be entered into, any agreement permitting or consenting to the Taking of the applicable Significant Real Estate Interest, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain which, for any award or payment, is estimated by the Collateral Agent in good faith to exceed $5,000,000, unless the Collateral Agent, acting at the direction of the Requisite Parties, shall first have consented thereto in writing. The Requisite Parties agree to consider granting such consent without undue delay. If a Default or Event of Default has occurred and is continuing, the Collateral Agent, acting at the direction of the Requisite Parties, shall be authorized, but shall not be obligated, to negotiate, adjust, compromise or settle any Taking award and appear in any proceeding arising in connection with such Taking. In connection therewith, the Obligors do hereby irrevocably authorize, empower and appoint the Collateral Agent as attorney-in-fact for the Obligors (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of the Obligors. The Requisite Parties agree to act in good faith without undue delay in issuing any such written instruction and approving any such adjustment.

               SECTION 11.4. OFFERED REPAYMENT. Any Net Proceeds to be applied as an Offered Repayment as provided in Section 11.2(a)(ii) or Section 11.2(b) shall be offered pro rata to all Secured Parties as a prepayment as provided in
Section 11.5 below. Each such Offered Repayment shall be made in writing as soon as practicable after the Obligors being informed, in writing, by the Collateral Agent of their obligation to make such Offered Repayment but, in any case, not later than ten (10) days thereafter. Each Offered Repayment shall specify the date on which the prepayment provided therein is to be made (which shall be a Business Day and shall not be a date more than twenty-five (25) days after the date of the delivery of such Offered Repayment), the principal amount of the Secured Obligations of each recipient of such Offered Repayment then being offered to be prepaid and the amount of accrued interest to be paid thereon. To accept or reject any Offered Repayment under this Section 11.4, in whole or in part, any Secured Party shall cause a written notice of such acceptance or rejection to be delivered to the Obligors not later than fifteen (15) days after the date of receipt by such holder of such Offered Repayment (it being understood that the failure by a holder to accept in full or in part such Offered Repayment as provided herein prior to the end of such fifteen (15) day period shall be deemed to constitute a rejection of said Offered Repayment, or, if so indicated as to any Secured Party on the Schedule 14.4 or in a written notice delivered to the Company by any Secured Party within 60 days of the date hereof, an acceptance of such Offered Repayment). The Obligors shall inform the Collateral Agent, in writing not less than five (5) Business Days prior to any date fixed for effecting of the payments contemplated by any accepted Offered Repayment under this Section 11.4, of all amounts due in respect of each of such accepted Offered Repayments, the payment date therefor, the recipients thereof, and the payment address and payment method required in respect of each such recipient. Upon the receipt by the Collateral Agent of written instructions from the Obligors (or the Requisite Parties, in the event that the Obligors fail to give such notice within a reasonable time) directing the Collateral Agent to effect the payment in immediately available funds of accepted Offered Repayments from the Net Proceeds then held by the Collateral Agent, as expressly provided in the immediately preceding sentence, the Collateral Agent shall effect the payment of such accepted Offered Repayments as so instructed. To the extent that any such Net Proceeds shall not have been utilized to pay or prepay Secured Obligations as a result of one or more holders of Secured Obligations rejecting (in whole or in part) or being deemed to have rejected their respective Offered Repayments, upon receipt of a written demand from the Obligors (or the

Requisite Parties, in the event that the Obligors fail to give such notice within a reasonable time), the Collateral Agent shall pay such remaining Net Proceeds, together with any interest accrued thereon, promptly to the Obligors. Only upon the Collateral Agent effecting the payment in full of all of the amounts owing in respect of the applicable accepted Offered Repayments under this Section 11.4 will the Obligors be deemed to have discharged the payment obligations they have under this Section 11.4 with respect to such accepted Offered Repayments. The Obligors agree that they will instruct the Collateral Agent to effect the payment of all related Offered Repayments to all applicable Secured Parties simultaneously. Notwithstanding the foregoing, if, to the extent required by the operation of any provision of any of the Credit Documents (it being understood that the Loan Documents outstanding on the date hereof contain no such provision), the Obligors are prohibited from making any Offered Repayment such Offered Repayment shall be deemed to have been rejected by each Secured Party who is a party to the Credit Document containing such prohibition.

               SECTION 11.5. APPLICABLE PREPAYMENT PROVISIONS. Each accepted Offered Repayment pursuant to Section 11.4 shall be made in accordance with, and subject to, (a) Section 2.2(a) of each of the Note Documents (with respect to any prepayment of the Note Principal Obligations) but without payment of any Make-Whole Amount, (b) Section 3.6 and Section 3.4(iii)(d) of the Trade Agreement (with respect to any prepayment of the Trade Agreement Debt) but without payment of any prepayment or breakage fees, and (c) any one or more similar provisions in a similar section in the Additional Future Debt Documents (with respect to any prepayment of the Additional Future Debt), in each case, as certified to the Collateral Agent by the Secured Party entitled to receive such Offered Repayment. Each accepted Offered Repayment in respect of any BofA Debt shall be deposited in the Special Cash Collateral Account as a Proceeds Deposit. To the extent any such sections of the Loan Documents referred to in this
Section 11.5 contain notice and procedural provisions, such provisions are hereby deemed waived to permit prepayments under this Section 11.5.

               SECTION 11.6. WAIVER OF OFFERED REPAYMENT. The Majority Secured Parties may at any time within twenty (20) days after receipt of written notification from the Collateral Agent of its receipt of any funds arising from a Taking, as provided for in Section 11.2(b) above, waive the obligation of the Obligors to make Offered Repayments in respect of such award, as provided in
Section 11.2 above, by delivering a written notice of waiver in respect thereof to the Obligors and the Collateral Agent. In such event, the Collateral Agent shall promptly thereafter transfer in immediately available funds all such funds held by it to the Obligor whose Property was the subject of such Taking.

               SECTION 11.7. COLLATERAL AGENT EXPENSES. The Obligors shall promptly reimburse the Collateral Agent upon demand for all of the Collateral Agent's reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred in performing its duties under this Section 11. To the extent the Collateral Agent has not been so reimbursed by the Obligors (or arrangements therefor made to the satisfaction of the Collateral Agent), any disbursement to be made by the Collateral Agent pursuant to this Section 11 shall be net of all of the Collateral Agent's reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred in performing its duties under this
Section 11.

            SECTION 12. APPLICATION OF INSURANCE PROCEEDS

               SECTION 12.1. GENERAL.

            (a) Any insurance proceeds (other than Excluded Insurance Proceeds) which are paid in respect of the damage, destruction, loss or other casualty (each, a "CASUALTY") of the Collateral under any insurance policy required to be maintained by any one or more of the Obligors under the provisions of any Credit Document shall be paid or distributed as provided in this Section. If any Obligor shall receive directly any such insurance proceeds, promptly following the receipt thereof such Obligor shall transfer in immediately available funds the Net Proceeds in respect of such Casualty from such insurance proceeds to the Collateral Agent and the Collateral Agent shall distribute such Net Proceeds in accordance with the provisions of this clause (a). If the Collateral Agent shall receive directly any such insurance proceeds and no Default or Event of Default then exists, the Collateral Agent shall, prior to making any other payment or distribution hereunder, transfer to the Obligor whose Property was the subject of such Casualty an amount in immediately available funds equal to the difference between (A) the amount of such insurance proceeds so received and (B) the Net Proceeds relating thereto (as set forth in a certificate executed by a Senior Officer and delivered to the Collateral Agent), and thereafter the remainder of such insurance proceeds shall be distributed as provided below. Any and all amounts to be distributed as provided in this clause (a) shall be distributed as follows:

                  (i) if the insurance proceeds with respect to such Casualty are in an aggregate amount less than $5,000,000 in respect of any single occurrence, the Net Proceeds thereof held by the Collateral Agent shall be immediately payable in immediately available funds directly to the applicable Obligor which is the primary insured on such policy (the "INSURED") upon receipt of a certificate executed by a Senior Officer which states that no Default or Event of Default then exists and such Obligor will use such Net Proceeds to repair or replace the Collateral which was the subject of such Casualty which gave rise to such Net Proceeds; and

                  (ii) if the insurance proceeds with respect to such Casualty equal or exceed $5,000,000 in respect of any single occurrence, the Secured Parties shall review with the Company, the Company's business proposal with respect to the application of the Net Proceeds thereof held by the Collateral Agent, which proposal the Company shall submit to the Secured Parties within thirty (30) Business Days of the date of the occurrence of the Casualty, and give due consideration to the merits and rationale of such proposal recognizing the integrated nature of the Company's facilities and operations. Within twenty (20) Business Days of receipt of the Company's proposal, the Requisite Parties shall, following review thereof, determine (which determination shall be reasonably made and not unduly delayed) whether such Net Proceeds shall be applied as provided in such proposal. If the Company shall not have received a reply from the Requisite Parties by the end of such twenty (20) Business Day period, the Company shall deliver a written notice to each of the Secured Parties requesting a determination as to such proposal and shall give the Requisite Parties an additional five (5) Business Days after the delivery of such second notice to deliver a written acceptance or rejection of such proposal. If the Requisite Parties fail to advise the Company in writing of their determination with respect to such proposal as provided herein prior to the end of such five (5) Business Day period, they shall be deemed to have accepted such proposal. Upon actual or deemed acceptance of such proposal, the Collateral Agent shall hold such Net Proceeds for disbursement in accordance with Section 12.3 and the Insured shall act diligently and in good faith to apply such Net Proceeds substantially as provided in such proposal. If such proposal is not accepted, then the Net Proceeds shall be applied as a Offered Repayment as set forth in Section 12.2 below.

            (b) Notwithstanding anything contained herein, if any Default or Event of Default shall have occurred and be continuing, any Net Proceeds of any such Casualty with respect to the Collateral, together with any other amounts held by the Collateral Agent in respect of such Casualty, shall be applied as an Offered Repayment as set forth in Section 12.2 below unless the Majority Secured Parties and the Company agree otherwise. The Collateral Agent shall promptly and, in any case, not more than five (5) Business Days after the receipt of any funds hereunder satisfactorily identified to the Collateral Agent as amounts to be applied as an Offered Repayment, inform the Obligors and the Secured Parties in writing of such receipt and the amount thereof.

               SECTION 12.2. OFFERED REPAYMENT. Any Net Proceeds to be applied as an Offered Repayment as provided in Section 12.1(a)(ii) or Section 12.1(b) shall be offered pro rata to all Secured Parties as a prepayment as provided below. Each such Offered Repayment shall be made in writing as soon as practicable after each of the Obligors being informed, in writing, by the Collateral Agent of their obligation to make such Offered Repayment but, in any case, not later than ten (10) days thereafter. Each Offered Repayment shall specify the date on which the prepayment provided therein is to be made (which shall be a Business Day and shall not be a date more than thirty-five (35) days after the date of the delivery of such Offered Repayment), the principal amount of the Secured Obligations of the recipient of such Offered Repayment then being offered to be prepaid and the amount of accrued interest to be paid thereon. To accept or reject any Offered Repayment under this Section 12.2, in whole or in part, any Secured Party shall cause a written notice of such acceptance or rejection to be delivered to the Obligors not later than fifteen (15) days after the date of receipt by such holder of such Offered Repayment, provided that, if
(a) the Obligors shall have not received a reply from a holder of such applicable Secured Obligations by the end of such fifteen (15) day period or (b) any such holder shall have rejected such Offered Repayment, the Obligors shall deliver a second written notice (which shall include a description of whether other holders of such Secured Obligations have accepted or rejected such Offered Repayment) in respect of the relevant Offered Repayment to each such holder described in clause (a) or (b) above and shall give each such holder an additional ten (10) days after the delivery of such second notice to deliver a written acceptance or rejection of such Offered Repayment (it being understood that the failure by a holder to accept (in full or in part) such Offered Repayment as provided herein prior to the end of the aforesaid ten (10) day period shall be deemed to constitute a rejection of said Offered Repayment, or, if so indicated as to any Secured Party on Schedule 14.4 or in a written notice delivered to the Company by any Secured Party within 60 days of the date hereof, an acceptance of such Offered Repayment). The Obligors shall inform the Collateral Agent, in writing not less than five (5) Business Days prior to any date fixed for the effecting of the payments contemplated by any accepted Offered Repayment under this Section 12.2, of all amounts due in respect of each of such accepted Offered Repayments, the payment date therefor, the recipients thereof, and the payment address and payment method required in respect of each such recipient. Upon the receipt by the Collateral Agent of written instructions from the Obligors (or the Requisite Secured Parties, in the event that the Obligors fail to give such notice within a reasonable time) directing the Collateral Agent to effect the payment in immediately available funds of accepted Offered Repayments from the Net Proceeds then held by the Collateral Agent, as expressly provided in the immediately preceding sentence, the Collateral Agent shall effect the payment of such accepted Offered Repayments as so instructed. To the extent that any such Net Proceeds shall not have been utilized to pay or prepay Secured Obligations as a result of one or more holders of Secured Obligations rejecting (in whole or in part) or being deemed to have rejected their respective Offered Repayments, upon receipt of a written demand from the Obligors (or the Requisite Parties, in the event that the Obligors fail to give such notice within a reasonable time), the Collateral Agent shall pay such remaining Net Proceeds, together with any interest accrued thereon, promptly to the Obligors. Each accepted Offered Repayment in respect of any BofA Debt shall be deposited in the Special Cash Collateral Account as a Proceeds Deposit and each other accepted Offered Repayment pursuant to this Section 12.2 shall be made in accordance with (a)
Section 2.2(a) of each of the Note Agreements (with respect to any prepayment of the Note Principal Obligations) but without payment of Make-Whole Amount, (b)
Section 3.6 and Section 3.4(iii)(d) of the Trade Agreement (with respect to any prepayment of the Trade Agreement Debt) but without payment of any prepayment or breakage fees, and (c) any one or more similar provisions in the Additional Future Debt Documents (with respect to any prepayments of Additional Future
Debt), in each case, as certified to the Collateral Agent by the Secured Party to whom such Offered Repayment is due. To the extent any such sections of the Loan Documents referred to in this Section 12.2 contain notice or other procedural provisions, such provisions are hereby seemed waived to permit prepayments under this Section 12.2. Only upon the Collateral Agent effecting the payment in full of all of the amounts owing in respect of the applicable accepted Offered Repayments under this Section 12.2 will the Obligors be deemed to have discharged the payment obligations they have under this Section 12.2 with respect to such accepted Offered Repayments. The Obligors agree that they will instruct such Collateral Agent to effect the payment of all related Offered Repayments to all applicable Secured Parties simultaneously. Notwithstanding the foregoing, if, to the extent required by the operation of any provision of any Credit Documents (it being understood that the Loan Documents outstanding on the date hereof contain no such provision), the Obligors are prohibited from making any Offered Repayment under such Credit Document, such Offered Repayment shall be deemed to have been rejected by the each Secured Party who is a party to the Credit Document containing such prohibition.

               SECTION 12.3. REMNANT INSURANCE PROCEEDS. With respect to any proposal accepted or deemed accepted in accordance with Section 12.1(a)(ii) whereby the Insured is entitled to be paid and use such Net Proceeds, such Net Proceeds shall be held by the Collateral Agent for distribution in accordance with this Section 12.3. Upon receipt of a written demand from the Insured and a certificate certifying that no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly pay any Net Proceeds in immediately available funds to the Insured to pay the costs of implementing the Company's proposal in accordance with Section 12.1(a)(ii). Should the Net Proceeds, if any, be insufficient to pay the entire cost of the work outlined in such proposal, the Insured shall pay the deficiency or the entire cost as the case may be. On the completion of all work and payment in full therefor and upon receipt by the Collateral Agent of evidence to its satisfaction that such work has been completed and paid for in full and that any property purchased, repaired, reconstructed and restored in the course of such work is subject to the applicable Liens under the Security Documents (subject to any Permitted First Priority Liens), any Net Proceeds not yet disbursed to the Insured as above provided and in the possession or under the control of the Collateral Agent or the Secured Parties shall be remitted to the Insured. Notwithstanding anything in this Section 12.3 to the contrary, if no Default or Event of Default shall have occurred and be continuing, to the extent that such Net Proceeds shall not have been utilized to pay or prepay the applicable Secured Obligations as provided herein, the Insured may, in its discretion, elect not to implement its proposal in connection with such Net Proceeds and, in such event, upon notice thereof to the Secured Parties and the Collateral Agent, shall pay any amounts they are entitled to receive under this Section 12.3 to the Secured Parties as an Offered Repayment of the Secured Obligations as provided in Section 12.2. The Insured will be deemed to have so elected if it shall not have commenced implementation of such proposal within sixty (60) days of such Net Proceeds having become available to it for such purposes.

               SECTION 12.4. NOTICE OF CASUALTY; ADJUSTING LOSS. In the event all or any part of a Significant Real Estate Interest shall suffer a Casualty, the Obligors will promptly give written notice thereof to the insurance carrier and the Collateral Agent, and shall promptly provide to the Collateral Agent such reasonable information concerning such Casualty as the Collateral Agent may request. So long as no Default or Event of Default shall then exist, the Obligors shall be authorized to make proof of loss and to negotiate, adjust, compromise and settle all insurance claims and demands with respect to any such Casualty; provided, however, that the Obligors may not adjust any claim for any Casualty which is estimated by the Collateral Agent in good faith to exceed $5,000,000 unless the Collateral Agent at the Collateral Agent's request, acting at the direction of the Requisite Parties, shall have joined in such adjustment without undue delay. If (a) there has been no adjustment of any such Casualty within six (6) months from the date of occurrence thereof as a result of the failure of any Obligor to diligently prosecute the applicable insurance claim or
(b) if a Default or an Event of Default has occurred and is continuing, the Collateral Agent, acting at the direction of the Requisite Parties, shall be authorized, but shall not be obligated, to make such proof of loss with respect to any such Casualty and to negotiate, adjust, compromise or settle all insurance claims and demands in respect thereof and prosecute any action arising in connection therewith. In connection therewith, the Obligors do hereby irrevocably authorize, empower and appoint the Collateral Agent as attorneys-in-fact for the Obligors (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of the Obligors. The Requisite Parties agree to act in good faith without undue delay in issuing any such written instruction and approving any such adjustment.

               SECTION 12.5. REIMBURSEMENT OF COLLATERAL AGENT'S EXPENSES. The Obligors shall promptly reimburse the Collateral Agent upon demand for all of the Collateral Agent's reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred in performing its duties under this Section 12. To the extent the Collateral Agent has not been so reimbursed by the Obligors (or arrangements therefor made to the satisfaction of the Collateral Agent), any disbursement to be made by the Collateral Agent pursuant to this Section 12 shall be net of all of the Collateral Agent's reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred in performing its duties under this Section 12.

            SECTION 13. PROCEEDS FROM SALE OF ASSETS.

               SECTION 13.1. GENERAL. Notwithstanding anything in this Section 13 to the contrary, any Obligor shall be entitled and permitted to undertake any Asset Disposition in accordance with the terms and conditions of all of the Loan Documents. If any Obligor intends to undertake an Asset Disposition and if all of the Loan Documents permit the Obligor to use the proceeds of such Asset Disposition for any purpose other than the repayment or prepayment of any Secured Obligation, then such Obligor shall include in its Asset Disposition Certificate required to be delivered to the Collateral Agent and the Secured Parties in accordance with Section 14.6: (i) the purpose for which the Obligor intends to use the proceeds, (ii) the specific provisions of any covenant under any of the Loan Documents which restrict transfer of assets and which permit such Asset Disposition and (iii) a statement that the proceeds will be used for such stated purpose.

               SECTION 13.2. NET PROCEEDS FROM AN ASSET DISPOSITION. To the extent any Obligor is required or is permitted and elects to prepay the Secured Obligations with Net Proceeds from any Asset Disposition, such Net Proceeds shall be paid in immediately available funds to the Collateral Agent. The Collateral Agent shall promptly and, in any case, not more than five (5) Business Days after the receipt of any such Net Proceeds satisfactorily identified to the Collateral Agent as Net Proceeds of an Asset Disposition, inform the Obligors and the Secured Parties in writing of such receipt and the amount thereof. All Net Proceeds so paid to the Collateral Agent from such Asset Disposition shall be applied as an Offered Repayment in accordance with the requirements of Section 13.3.

               SECTION 13.3. OFFERED REPAYMENT. With respect to the Net Proceeds received by the Collateral Agent as a result of any Asset Disposition, the Obligors shall, subject to Section 13.4 below, extend an Offered Repayment pro rata to each of the holders of Secured Obligations if such Net Proceeds arise out of the sale, transfer of other disposition of any Collateral. Each such Offered Repayment shall be made in writing as soon as practical after the Obligors being informed, in writing, by the Collateral Agent of its receipt of any such Net Proceeds but, in any case, not later than ten (10) days thereafter. Each Offered Repayment shall specify the date on which the prepayment provided therein is to be made (which shall be a Business Day and shall not be a date more than twenty-five (25) days after the date of the delivery of such Offered Repayment), the principal amount of the applicable Secured Obligations of the recipient of such Offered Repayment then being offered to be prepaid, the amount of accrued interest to be paid thereon and the estimated Make-Whole Amount due in respect of such prepayment as provided under the terms of the Note Documents. To accept or reject any Offered Repayment under this Section 13.3, in whole or in part, any Secured Party shall cause a written notice of such acceptance or rejection to be delivered to the Obligors not later than fifteen (15) days after the date of receipt by such holder of such Offered Repayment (it being understood that the failure by a holder to accept in full or in part such Offered Repayment as provided herein prior to the end of such fifteen (15) day period shall be deemed to constitute a rejection of said Offered Repayment, or, if so indicated as to any Secured Party on Schedule 14.4 or in a written notice delivered to the Company by any Secured Party within 60 days of the date hereof, an acceptance of such Offered Repayment). The Obligors shall inform the Collateral Agent, in writing not less than five (5) Business Days prior to any date fixed for the effecting of the payments contemplated by any accepted Offered Repayment under this Section 13.3, of all amounts due in respect of each of such accepted Offered Repayments, the payment date therefor, the recipients thereof, and the payment address and payment method required in respect of each such recipient. Upon the receipt by the Collateral Agent of written instructions from each of the Obligors (or the Requisite Parties in the event that the Obligors fail to give such notice within a reasonable time) directing the Collateral Agent to effect the payment in immediately available funds of accepted Offered Repayments from the Net Proceeds then held by the Collateral Agent, as expressly provided in the immediately preceding sentence, the Collateral Agent shall effect the payment of such accepted Offered Repayments as so instructed. To the extent that any such Net Proceeds shall not have been utilized to pay or prepay the applicable Secured Obligations as a result of one or more holders of such Secured Obligations rejecting (in whole or in part) or being deemed to have rejected their respective Offered Repayments in respect of such Net Proceeds and upon receipt of a written demand from the Obligors (or the Requisite Parties in the event that the Obligors fail to give such notice within a reasonable time), the Collateral Agent shall pay such Net Proceeds promptly to the Obligors. Each accepted Offered Repayment of the BofA Debt shall be deposited in the Special Cash Collateral account as a Proceeds Deposit and each other accepted Offered Repayment pursuant to this Section 13.3 shall be made in accordance with (a) Section 2.2(a) of each of the Note Agreements (with respect to any prepayment of the Note Debt), (b) Section 3.6 and Section 3.4(iii)(d) of the Trade Agreement (with respect to any prepayment of the Trade Agreement Debt), and (c) any one or more similar provisions in the Additional Future Debt Documents (with respect to any prepayments of Additional Future Debt)), in each case, as certified to the Collateral Agent by the Secured Party to whom such payment is due. To the extent any such sections referred to in this Section 13.3 contain notice or other procedural provisions such provisions are hereby deemed waived to permit prepayments under this Section
13.3. Only upon the Collateral Agent's effecting of the payment in full of all of the amounts owing in respect of the applicable accepted Offered Repayments under this Section 13.3 will the Obligors be deemed to have discharged the payment obligations it has under this Section 13.3 with respect to such accepted Offered Repayments. The Obligors agree that they will instruct the Collateral Agent to effect the payment of all related Offered Repayments to all applicable Secured Parties simultaneously. Notwithstanding the foregoing, if, to the extent required by the operation of any provision of any Loan Documents (it being understood that the Loan Documents outstanding on the date hereof have no such provision), the Obligors are prohibited from making any Offered Repayment under such Loan Document, such Offered Repayment shall be deemed to have been rejected by the Secured Party whose Loan Document contained the prohibition. Any amounts held by the Collateral Agent after giving effect to all such rejected Offered Repayments shall be released to the Obligors upon receipt of a certificate of a Senior Officer delivered to the Collateral Agent and each of the Secured Parties which states that (i) no Default or Event of Default then exists and (ii) such amounts so paid to the Obligors will be used to acquire productive assets within 180 days of their receipt of such funds or applied to the prepayment of Secured Obligations within five (5) Business Days of receipt of such funds by the Obligors.

               SECTION 13.4. COLLATERAL AGENT EXPENSES. The Obligors shall promptly reimburse the Collateral Agent upon demand for all of the Collateral Agent's reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred in performing its duties under this Section 13. To the extent the Collateral Agent has not been so reimbursed by the Obligors (or arrangements therefor made to the satisfaction of the Collateral Agent), any disbursement to be made by the Collateral Agent pursuant to this Section 13 shall be net of all of the Collateral Agent's reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred in performing its duties under this
Section 13.

            SECTION 14. MISCELLANEOUS.

               SECTION 14.1. FURTHER ASSURANCES, ETC. BofA, each Note Holder, Northern and each holder of Additional Future Debt and, by countersigning this Agreement, the Company and each Guarantor, agrees to execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent (upon instructions from the Requisite Parties), and shall take such other action, in each case as the Collateral Agent (upon instructions from the Requisite Parties) may reasonably request (at the sole cost and expense of the Company which, by countersigning this Agreement, agrees to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement including, without limitation, by recording or filing in such places as the requesting party may reasonably deem desirable, this Agreement or such other documents or instruments.

               SECTION 14.2. NO INDIVIDUAL ACTION; MARSHALING; ETC. No holder of any Secured Obligations may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement. The Collateral Agent shall have no duty to, and the Company and each Guarantor hereby waives any and all right to require the Collateral Agent to, marshal any assets or otherwise to take any actions with respect to marshaling.

               SECTION 14.3. SUCCESSORS AND ASSIGNS.

            (a) This Agreement shall be binding on and inure to the benefit of the Collateral Agent, BofA, each of the Note Holders, Northern and each of the holders of Additional Future Debt who shall have executed and delivered a Joinder Agreement and their respective successors and assigns and shall be binding on the Company and each Guarantor and their respective successors and permitted assigns. Each of the Note Holders, BofA, Northern and each holder of Additional Future Debt agrees that the provisions of this Agreement apply regardless of any sale, transfer, pledge, assignment, hypothecation or other disposition by such Note Holder, BofA, Northern or such holder of Additional Future Debt of any Note or of any instrument or right evidencing BofA Debt, Trade Agreement Debt or Additional Future Debt to any Person. Each Secured Party agrees that it shall not sell, transfer, assign or otherwise dispose of any interest in any Secured Obligation unless the buyer, transferee or assignee assumes in writing the obligations of such Secured Party under this Agreement; provided, however, that the foregoing shall not prohibit BofA, any Note Holder, Northern or any holder of Additional Future Debt from pledging or otherwise granting a security interest in any Secured Obligation so long as the pledgee or other secured party, as a condition to its retaining or further transferring such Secured Obligation by way of enforcement of such pledge or other security interest, assumes or causes its transferee to assume in writing the obligations of such Note Holder, BofA, Northern or such holder of Additional Future Debt under this Agreement.

            (b) No Secured Party may sell any Secured Obligation or any interest therein to any Affiliate of the Company (other than a sale which constitutes a payment under a Guaranty after an Event of Default), or accept any payment of a Secured Obligation from an Affiliate of the Company (other than payments under a Guaranty after an Event of Default), without the consent of the Majority Secured Parties.

               SECTION 14.4. NOTICES. All notices and other communications made or required to be given pursuant to this Agreement or the Security Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier or sent by telecopy, confirmed by delivery via courier or postal service, addressed as set forth on Schedule 14.4 hereto or to such other address or addresses as any such party shall specify by notice given to the other parties. Any such notice and other communications shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile, at the time of the receipt thereof, and (ii) if sent by registered or certified first class mail postage prepaid, on the fourth
(4th) Business Day following the mailing thereof; provided, however, that a Notice of Actionable Default or any other notice to be delivered to the Collateral Agent pursuant to the terms of this Agreement shall not be deemed to have been received by a Responsible Officer of the Collateral Agent until the Collateral Agent actually receives such notice.

               SECTION 14.5. TERMINATION; FULL RELEASE OF COLLATERAL.

            (a) The Liens created by the Security Documents, including the Liens of the Collateral Agent, shall terminate and all right, title and interest in the Collateral shall revert to the Company and its successors and assigns upon payment in full in cash of all amounts owed to the Collateral Agent pursuant to
Section 5.5 and Section 5.7 and the satisfaction of each of the following four conditions:

                  (i) receipt by the Collateral Agent from Northern of notice stating that either:

                        (A) the Trade Agreement Debt has been paid in full, in
            cash, and all commitments under the Trade Agreement have terminated, been canceled or been reduced to zero; or

                        (B) the Trade Agreement Debt no longer constitutes a
            Secured Obligation under the Security Documents; or

                        (C) the Company has entered into an Acceptable Revolving
            Credit Facility to replace a Receivables Purchase Agreement and the Company's unsecured debt obligations are Investment Grade; and

                  (ii) receipt by the Collateral Agent from each of the Note Holders of notice that either:

                        (A) the Note Debt held by such Note Holders has been
            paid in full, in cash, in accordance with the Note Agreements; or

                        (B) the Note Debt held by such Note Holders no longer
            constitutes a Secured Obligation under the Security Documents; or

                        (C) the Company has entered into an Acceptable Revolving
            Credit Facility to replace a Receivables Purchase Agreement and the Company's unsecured debt obligations are Investment Grade; and

                  (iii) receipt by the Collateral Agent from BofA of notice stating that:

                        (A) BofA Debt due to it has been paid in full, in cash,
            and it has no Undrawn LC/Guaranty Exposure; or

                        (B) BofA Debt due to it no longer constitutes a Secured
            Obligation under the Security Documents; or

                        (C) the Company has entered into an Acceptable Revolving
            Credit Facility to replace a Receivables Purchase Agreement and the Company's unsecured debt obligations are Investment Grade; and

                  (iv) receipt by the Collateral Agent from each of the holders of Additional Future Debt that either:

                        (A) the Additional Future Debt held by such holder or
            holders has been paid in full, in cash, in accordance with the Additional Future Debt Documents; or

                        (B) the Additional Future Debt held by such holder or
            holders no longer constitutes a Secured Obligation under the Security Documents; or

                        (C) the Company has entered into an Acceptable Revolving
            Credit Facility to replace a Receivables Purchase Agreement and the Company's unsecured debt obligations are Investment Grade; and

      The Secured Parties agree to provide the notices contemplated by Section 14.5(a)(i), Section 14.5(a)(ii), Section 14.5(a)(iii) and Section 14.5(a)(iv), under the circumstances provided in such Sections for such notices to be capable of being given, promptly upon the Company's request.

            (b) Upon the termination of the Collateral Agent's Liens and the release of the Collateral in accordance with subsection (a) of this Section 14.5, the Collateral Agent will promptly, at the Company's written request and expense, (i) execute and deliver to the Company such documents as the Company shall reasonably request and to provide evidence of the termination of such security interest, or the release of the Collateral and (ii) deliver or cause to be delivered to the Company all property of the Company constituting Collateral then held by Collateral Agent or any agent thereof.

            (c) This Agreement shall terminate automatically when the Liens granted under the Security Documents have terminated and the Collateral has been released to the Company by the Collateral Agent as provided in the foregoing provisions of this Section 14.5.

            (d) If, at any time, any payment made or value received with respect to any Secured Obligation must be returned by the Secured Party receiving the same upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor, or otherwise, with the effect as though such payment had not been made or value received, the Liens in the Collateral created by the Security Documents in favor of the Collateral Agent and the rights of the Collateral Agent to act as agent hereunder and to receive amounts pursuant to this Agreement shall be reinstated to the extent those rights had previously been terminated. In such event each Secured Party agrees that it will pay to the other Secured Parties such amounts so that, after giving effect to the payments hereunder by all Secured Parties, the amounts received by all Secured Parties are not in excess of the amounts to be paid to them hereunder as though any payment so returned had not been made.

            (e) Notwithstanding the foregoing, Section 5.5, Section 5.6 and
Section 5.7 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

               SECTION 14.6. PARTIAL RELEASE OF COLLATERAL.

            (a) In connection with any Obligor's consummation of an Asset Disposition in compliance with the provisions of this Agreement, the Liens of the Collateral Agent in the Asset Disposition Collateral in respect of such Asset Disposition shall be released and all right, title and interest therein shall revert to such Obligor and its successors and assigns upon satisfaction of the following conditions:

                  (i) if such Asset Disposition is not an Approved Asset Disposition and if the net book value of such Asset Disposition Collateral, together with the aggregate net book value of all other Asset Disposition Collateral which was the subject of an Asset Disposition (other than an Approved Asset Disposition) in the then current calendar year, is $5,000,000 or less, the Collateral Agent shall, at such Obligor's request and expense, release all of its Liens with respect to such Asset Disposition Collateral as soon as reasonably possible (but no later than the consummation of such Asset Disposition) provided that the Company shall have delivered to the Collateral Agent and to each holder of Secured Obligations an Asset Disposition Certificate in respect of such Asset Disposition at least twenty (20) days prior to the consummation of such Asset Disposition; or

                  (ii) if such Asset Disposition is not an Approved Asset Disposition and if the net book value of such Asset Disposition Collateral, together with the aggregate net book value of all other Asset Disposition Collateral which was the subject of an Asset Disposition (other than an Approved Asset Disposition) in the then current calendar year, is more than $5,000,000, the Collateral Agent shall, at the Company's request and expense, release all of its Liens with respect to such Asset Disposition Collateral no later than the consummation of such Asset Disposition; provided that (a) the Company shall have delivered to the Collateral Agent and to each holder of Secured Obligations an Asset Disposition Certificate in respect of such Asset Disposition at least thirty (30) days prior to the proposed consummation date of such Asset Disposition, and (b) the Requisite Parties do not instruct the Collateral Agent to not release the Asset Disposition Collateral within such thirty (30) day period; or

                  (iii) if such Asset Disposition is an Approved Asset Disposition approved by the Requisite Parties as provided in the definition thereof, then the Collateral Agent shall, at the Company's request and expense, release all of its Liens with respect to the Asset Disposition Collateral which is the subject of such Approved Asset Disposition no later than the consummation of such Asset Disposition.

      In each such instance, upon satisfaction of the foregoing conditions, the Collateral Agent will promptly, at the Company's written request and expense;
(i) execute and deliver to the Company such documents as the Company shall reasonably request and provide to evidence the release of its Lien in such Asset Disposition Collateral and (ii) deliver or cause to be delivered to the Obligors, all Property of the Obligors constituting such Asset Disposition Collateral then held by the Collateral Agent or any agent thereof so long as, in each such case, the Collateral Agent obtains a perfected security interest in Collateral received as proceeds of such Asset Disposition, and it shall have received an opinion of nationally recognized independent outside counsel to such effect if such Collateral is real estate or property in which a security interest is perfected by means other than the filing of a financing statement.

            (b) Whether or not instructed by the Secured Parties, the Collateral Agent may release any Collateral and may provide any release, termination statement or instrument of subordination required by order of a court of competent jurisdiction.

            (c) To the extent that the Loan Documents of any party permit any Disposition to which such party's consent is required pursuant to this Section 14.6, such party agrees to provide that consent promptly following a written request by the Company. But nothing in this Section 14.6 shall (i) be deemed to imply any waiver of any restriction on Dispositions under the Reimbursement Agreements, the Note Documents, the Trade Agreement, the Additional Debt Documents or any other Loan Document, or (ii) without the prior written consent of the Requisite Parties, authorize the Collateral Agent in any bankruptcy case to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral.

      Notwithstanding anything to the contrary in this Agreement (including
Section 14.11) or in any Security Document, nothing in this Agreement or in any Security Document shall or shall be construed as waiving, modifying or otherwise altering any obligation of any Secured Party to release any Collateral from the Lien of any Security Document upon the terms and conditions contained in any Loan Document.

               SECTION.14.7. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES).

               SECTION 14.8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

               SECTION 14.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

               SECTION 14.10. SECTION HEADINGS. The section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

               SECTION 14.11. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and all other prior representations, negotiations, writings, memoranda and agreements except as provided below. Except as expressly provided herein, to the extent any provision of this Agreement supplements, modifies or conflicts with any provision of the Trade Agreement, any Reimbursement Agreement, any IRB Bond Guaranty, any Note Agreement or any other Credit Document, the provisions of this Agreement shall be controlling. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

               SECTION 14.12. ADDITIONAL FUTURE DEBT. At the request of the Company, holders of additional unsecured indebtedness of the Company incurred in compliance with the terms of the Loan Documents may from time to time after the date of this Agreement become parties hereto by executing and delivering a Joinder Agreement to this Agreement in substantially the form attached as Exhibit A hereto. Each of the undersigned agrees that, effective from and after the date of the execution and delivery by the Company, each Guarantor and any holder of such additional indebtedness of a Joinder Agreement, such holder shall be, and shall be deemed for all purposes to be, a party hereto with the same force and effect, and subject to the same agreements, representations, covenants, guarantees, indemnities, liabilities and obligations, as if such holder were, effective as of such date, an original signatory to this Agreement.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

            IN WITNESS WHEREOF, the Collateral Agent Bank, the Collateral Agent, the Note Holders, BofA, Northern, the Company and each of the Guarantors have caused this Collateral Agency and Intercreditor Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                         U.S. BANK NATIONAL ASSOCIATION, IN ITS
                                         INDIVIDUAL CAPACITY AND IN ITS CAPACITY
                                         AS COLLATERAL AGENT, AS APPLICABLE

                                         By: /s/ Maryanne Y. Dufresne
                                             -----------------------------------
                                             Name: Maryanne Y. Dufresne
                                             Title: Assistant Vice President

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                                         BANK OF AMERICA, N.A.

                                         By: /s/ Michael G. Staunton
                                             -----------------------------------
                                             Name: Michael G. Staunton
                                             Title: Senior Vice President

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                                         THE NORTHERN TRUST COMPANY

                                         By: /s/ Greta Satek
                                             -----------------------------------
                                             Name: Greta Satek
                                             Title: Vice President

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                                         ALLSTATE LIFE INSURANCE COMPANY

                                         By: /s/ Bill Schmidt
                                             -----------------------------------
                                             Name: Bill Schmidt
                                             Title: Authorized Signatory

                                         By: /s/ Jerry D. Zinkula
                                             -----------------------------------
                                            Name: Jerry D. Zinkula
                                            Title: Authorized Signatory

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                                         MASSACHUSETTS MUTUAL LIFE
                                         INSURANCE COMPANY

                                         By: /s/ Mark A. Ahmed
                                             -----------------------------------
                                             Name: Mark A. Ahmed
                                             Title: Managing Director

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                                         THE NORTHWESTERN MUTUAL LIFE
                                         INSURANCE COMPANY

                                         By: /s/ David A. Barras
                                             -----------------------------------
                                             Name: David A. Barras
                                             Title: Its Authorized
                                                     Representative

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                                         MUTUAL OF OMAHA LIFE INSURANCE
                                         COMPANY

                                         By: /s/ Edwin H. Garrison, Jr.
                                             ----------------------------------
                                             Name: Edwin H. Garrison, Jr.
                                             Title: First Vice President

                                         UNITED OF OMAHA LIFE INSURANCE
                                         COMPANY

                                         By: /s/ Edwin H. Garrison, Jr.
                                             ----------------------------------
                                             Name: Edwin H. Garrison, Jr.
                                             Title: First Vice President

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                                         NATIONWIDE LIFE INSURANCE COMPANY

                                         By: /s/ Joseph P. Young
                                             ----------------------------------
                                             Name: Joseph P. Young
                                             Title: Credit Officer
                                                   Fixed Income Securities

        [Signature Page to Collateral Agency and Intercreditor Agreement]

ACCEPTED AND AGREED TO:

A. M. CASTLE & CO.

By: /s/ Jerry M. Aufox
    ---------------------------
    Name: Jerry M. Aufox
    Title: Secretary

DATAMET, INC.

By: /s/ Jerry M. Aufox
    ---------------------------
    Name: Jerry M. Aufox
    Title: Secretary

KEYSTONE TUBE COMPANY, LLC

By: /s/ Jerry M. Aufox
    ---------------------------
    Name: Jerry M. Aufox
    Title: Secretary

TOTAL PLASTICS, INC.

By: /s/ Jerry M. Aufox
    ---------------------------
    Name: Jerry M. Aufox
    Title: Secretary

PARAMONT MACHINE COMPANY, LLC

By: /s/ Jerry M. Aufox
    ---------------------------
    Name: Jerry M. Aufox
    Title: Secretary

        [Signature Page to Collateral Agency and Intercreditor Agreement]

ADVANCED FABRICATING TECHNOLOGY, LLC

By: /s/ Jerry M. Aufox
    ----------------------
    Name: Jerry M. Aufox
    Title: Secretary

OLIVER STEEL PLATE CO.

By: /s/ Jerry M. Aufox
    ----------------------
    Name: Jerry M. Aufox
    Title: Secretary

METAL MART, LLC

By: /s/ Jerry M. Aufox
    ----------------------
    Name: Jerry M. Aufox
    Title: Secretary

        [Signature Page to Collateral Agency and Intercreditor Agreement]

                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of March 20, 2003, among A. M. Castle & Co., a Maryland Corporation (the "COMPANY") and the entities set forth on Schedule A hereto (collectively, the "OTHER SECURING PARTIES", and together with the Company, collectively, the "OBLIGORS, each individually, an "OBLIGOR") and U.S. Bank National Association, as collateral agent (hereinafter, in such capacity, the "COLLATERAL AGENT") pursuant to, and for the benefit of the Secured Parties (as defined herein) which are or may become parties to, a Collateral Agency and Intercreditor Agreement dated as of even date herewith (as amended and in effect from time to time, the "INTERCREDITOR AGREEMENT"), among the Obligors, the Collateral Agent and the Secured Parties.

      WHEREAS, the Company has previously entered into various financing arrangements with the Secured Parties; and

      WHEREAS, each Obligor wishes to grant a security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as herein provided;

      NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS. All capitalized terms used herein without definitions and that are defined in the Intercreditor Agreement shall have the respective meanings provided therefor in the Intercreditor Agreement. The term "STATE", as used herein, means the State of Illinois. Terms used herein and not defined herein or in the Intercreditor Agreement that are defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein from time to time. However, if a term is defined in
Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. As used in this Agreement, the following terms have the respective meanings set forth below or provided for in the section or other part of this Agreement referred to immediately following such term:

      BAILMENT THRESHOLD PROPERTY - means (a) property with an aggregate cost of $50,000 or more if such property is in the possession of any individual trade vendor of any Obligor and, (b) property in the possession of any individual customer of any Obligor if such property has a cost of $800,000 or more or (c) property in the possession of one or more customers of any Obligor to the extent that the aggregate cost of all such property in the possession of all such customers is in excess of $3,000,000 (but only such excess property).

      JOINT VENTURE RIGHTS - means any Obligor's right or obligation to buy or sell shares of capital stock or other similar equity or ownership interest in a Person pursuant to the terms and conditions of such Person's constitutive documents or other similar agreements related to the formation of such Person, agreements or arrangements with the other holders of capital stock or other similar equity or ownership interests in such Person (other than the Company or any wholly-owned Subsidiary of the Company) or other similar agreements.

      REVOLVING LOAN FACILITY - means a loan agreement or similar facility pursuant to which a lender or lenders provides revolving loans to the Company or any Subsidiary for the primary purpose of financing such Person's ongoing business operations, whether such agreement or facility is secured or unsecured.

      SECURITIZATION TRANSACTIONS - means one or more transactions involving the transfer by the Company or any of its Subsidiaries of Receivables and Related Security including, without limitation, the sale or granting of a Lien in such Receivables and Related Security, (not including a Revolving Loan Facility) to an SPV as a contribution to the capital of such SPV or for consideration in the form of cash or advances under a subordinated note due from such SPV, provided such transactions are entered into in good faith to provide working capital to the Company and its Subsidiaries, and provided further that the aggregate outstanding amount of the obligations incurred under all such transactions by all such Persons that would be characterized as principal if such transaction or transactions were structured as a secured lending facility rather than as purchase transaction or transactions does not exceed $65,000,000 in the aggregate at any one time outstanding, and provided, further that the aggregate amount of Receivables and Related Security sold, pledged or otherwise transferred to the SPV does not exceed $90,000,000 in the aggregate at any one time outstanding.

      SPV - means an entity in which the Company or any of its Subsidiaries owns an equity interest and a substantial economic interest created and maintained for the sole purpose of purchasing, or otherwise acquiring, interests in Receivables and Related Security from any Obligor.

      2. GRANT OF SECURITY INTEREST. Each Obligor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Secured Obligations, a security interest in and pledges and assigns to the Collateral Agent, for the benefit of the Secured Parties, the following properties, assets and rights of such Obligor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "COLLATERAL"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, money, oil, gas or other minerals before extraction, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), in each case, other than Excluded Collateral. The Collateral Agent acknowledges that the attachment of its security interest in any commercial tort claim of any Obligor as original collateral is subject to such Obligor's compliance with
Section 4.8.

      3. AUTHORIZATION TO FILE FINANCING STATEMENTS. Each Obligor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Obligor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, but specifically excluding Excluded Collateral, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Obligor is an organization, the type of organization and any organizational identification number issued to such Obligor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Obligor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Obligor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

      4. OTHER ACTIONS. Further to insure the attachment and perfection of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Collateral (but in each instance subject to Permitted First Priority Liens, each Obligor agrees, in each case at such Obligor's expense, to take the following actions with respect to the following Collateral and without limitation on such Obligor's other obligations contained in this
Agreement:

            4.1. PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If any Obligor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper not constituting Excluded Collateral in excess of $3,000,000 in the aggregate, such Obligor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that any such promissory note or tangible chattel paper shall be released and returned to the Obligors (a) pursuant to the conditions set forth in Sections 14.5 or 14.6 of the Intercreditor Agreement or (b) at such time that the obligations evidenced by such promissory note or tangible chattel paper have terminated or have been satisfied and the Obligors shall have certified in writing to the Collateral Agent that such termination or satisfaction has occurred.

            4.2. DEPOSIT ACCOUNTS. For each deposit account that any Obligor, now or at any time hereafter, opens or maintains (other than accounts (i) opened or maintained in connection with Securitization Transactions or
      (ii) which do not include proceeds of Collateral or funds generated from the sale of products or services by any Obligor), such Obligor shall, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable best efforts to cause the depositary bank to agree to comply without further consent of such Obligor, at any time following the occurrence and during the continuance of an Event of Default with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account. The Collateral Agent agrees with the Obligors that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from the Obligors, unless an Event of Default has occurred and is continuing, or, would occur if effect were given to any withdrawal not otherwise permitted by each of the Credit Documents. The provisions of this paragraph shall not apply to (i) a deposit account for which the Collateral Agent is the depositary bank and is in automatic control, and
      (ii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Obligor's salaried employees.

            4.3. INVESTMENT PROPERTY. If any Obligor shall, now or at any time hereafter, hold or acquire any one or more certificated securities not evidencing or constituting Excluded Collateral with a fair market value in excess of $100,000, in the aggregate for all such certificated securities, such Obligor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities (not evidencing or constituting Excluded Collateral) now or hereafter acquired by such Obligor are uncertificated and are issued to such Obligor or its nominee directly by the issuer thereof, the Company shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable efforts to cause the issuer to agree to comply without further consent of such Obligor or such nominee, at any time following the occurrence and during the continuance of an Event of Default with instructions from the Collateral Agent as to such securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Obligor (not evidencing or constituting Excluded Collateral) are held by any Obligor or its nominee through a securities intermediary or commodity intermediary, such Obligor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable efforts to cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Obligor or such nominee, at any time with entitlement orders or other instructions from the Collateral Agent, subject to the provisions of this Section 4.3 noted below, to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, subject to the provisions of this Section 4.3 noted below. The Collateral Agent agrees with the Obligors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Obligors, unless an Event of Default has occurred and is continuing or would occur, after giving effect to any such investment and withdrawal rights not otherwise permitted by each of the Credit Documents. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

            4.4. PLEDGED INTEREST; LIMITATION ON ACTIONS. The parties hereto acknowledge that Castle SPFD, LLC, a Delaware limited liability company (the "Receivables Seller"), has entered into a structured receivables purchase transaction with General Electric Capital Corporation, as purchaser and agent (the "RECEIVABLES AGENT") pursuant to that certain Receivables Purchase and Servicing Agreement, dated as of December 26, 2002 among the Receivables Agent, the Receivables Seller, Castle IND MGR, Inc., a Delaware corporation, as independent Member, the Company, as master servicer, Total Plastics, Inc., a Michigan corporation, as servicer, and Oliver Steel Plate Co., a Delaware corporation, as servicer (as amended, restated or otherwise modified from time to time, the "PURCHASE AGREEMENT"), pursuant to which the Receivables Agent has agreed to purchase interests in the Receivables and Related Security (as defined therein). To induce the Receivables Agent to permit the pledge of the membership interest of the Receivables Seller (the "PLEDGED COLLATERAL"), the parties hereto agree to the following limitations. Capitalized terms used in this Section 4.4 and not otherwise defined herein shall have the meanings ascribed thereto in the A/R Intercreditor Agreement.

                  (a) Anything herein or in the Credit Documents to the contrary notwithstanding, so long as the Receivables Seller has any assets that are Receivables Assets:

                        (i) Until the date on which the Purchaser Interest and
                  all other amounts owed under the Related Documents have been paid in full in cash in accordance with the terms of the Related Documents, the Collateral Agent, for itself and as agent for the Secured Parties, agrees that, upon exercising its rights with respect to the Pledged Collateral, it will not exercise any rights to vote the Pledged Collateral or otherwise control the actions and operations of the Receivables Seller with respect to any matters, except (i) to vote in favor of a prepayment or termination of the Purchase Agreement in accordance with its terms and (ii) to vote in favor of receiving payment of money or other distribution, and, until the Purchaser Interest and all other amounts owed under the Related Documents have been paid in full in cash as described above, the Collateral Agent's rights will be limited to receiving payments of money and other distributions on the Pledged Collateral which, pursuant to the terms of the Related Documents, are allowed to be distributed on account of the Pledged Collateral. Without limiting the foregoing, the Collateral Agent shall not vote the Pledged Collateral or otherwise exercise control over the Receivables Seller so as to cause the Receivables Seller: (A) to violate or breach any term or provision in any Related Documents, (B) to make payments of money or other distributions on such Pledged Collateral except as described above, (C) to amend or alter any of the Receivables Seller's organizational documents, or
                  (D) to incur any debt other than as expressly permitted under the Related Documents; and

                        (ii) The provisions of this Section 4.4 shall continue
                  to be effective or be reinstated, as the case may be, if at any time any payment of the Purchaser Interest or any other amounts owed under the Related Documents is rescinded or must otherwise be returned by the Receivables Agent or the Purchaser upon the insolvency, bankruptcy or reorganization of the Receivables Seller or otherwise, all as though such payment had not been made.

                  (b) The Receivables Agent shall be a third-party beneficiary with respect to this Section 4.4.

                  (c) So long as the Purchaser Interest and all other amounts owed under the Related Documents have not been paid in full in cash in accordance with the terms of the Related Documents, this Section
            4.4 shall not be amended, modified or supplemented without the prior written consent of the Receivables Agent, which consent shall be at the sole discretion of the Receivables Agent, and the provisions of this
            Section 4.4 shall be contained in any agreement that amends and restates this Security Agreement. The Collateral Agent and the Secured Parties agree that no such party shall enter into any additional agreement that would adversely affect the rights of the Receivables Agent as provided hereunder.

            4.5. COLLATERAL IN THE POSSESSION OF A BAILEE. If any Collateral constituting Bailment Threshold Property is, now or at any time hereafter, in the possession of a bailee, the Obligors shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, shall use its reasonable efforts to promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee's agreement to comply, without further consent of the Obligors, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with each Obligor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Obligors with respect to the bailee.

            4.6. ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. If any Obligor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case, not constituting Excluded Collateral, such Obligor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each of the Obligors that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Obligors to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or
      Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Obligor with respect to such electronic chattel paper or transferable record.

            4.7. LETTER-OF-CREDIT RIGHTS. If any Obligor is, now or at any time hereafter, a beneficiary under a letter of credit in a face amount in excess of $500,000, such Obligor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Obligor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable efforts to either (a) arrange for the issuer and any confirmer of such letter of credit to consent to a collateral assignment to the Collateral Agent of the proceeds of the letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Intercreditor Agreement.

            4.8. COMMERCIAL TORT CLAIMS. If any Obligor shall, now or at any time hereafter, hold or acquire a commercial tort claim in an amount in excess of $500,000, such Obligor shall immediately notify the Collateral Agent in a writing signed by such Obligor of the particulars thereof and grant to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

            4.9. OTHER ACTIONS AS TO ANY AND ALL COLLATERAL. Each Obligor further agrees, upon the request of the Collateral Agent and at the Collateral Agent's option, to take any and all other actions as the Collateral Agent may reasonably determine to be necessary or useful for the attachment, and perfection of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that any Obligor's signature thereon is required therefor, (b) causing the Collateral Agent's name to be noted as secured party on any certificate of title for a titled good with a book value in excess of $50,000 if such notation is a condition to attachment, perfection of, or ability of the Collateral Agent to enforce, the Collateral Agent's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, or ability of the Collateral Agent to enforce, the Collateral Agent's security interest in such Collateral, (d) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Collateral Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and (e) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Collateral Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

      5. RELATION TO OTHER SECURITY DOCUMENTS. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Company to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Collateral Agent or any of the Secured Parties hereunder. In addition to the provisions of this Agreement being so read and construed with any such mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

            5.1. STOCK PLEDGE AGREEMENT. Concurrently herewith the Company is executing and delivering to the Collateral Agent, for the benefit of the Secured Parties, a stock pledge agreement pursuant to which the Company is pledging to the Collateral Agent all of the shares of the capital stock of the Company's subsidiary or subsidiaries which are Guarantors. Such pledge(s) shall be governed by the terms of such stock pledge agreement(s) and not by the terms of this Agreement.

            5.2. CONTROL AGREEMENT. Within 60 days from the date hereof, some or all of the Obligors will execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, a control agreement pursuant to which each Obligor will pledge to the Collateral Agent all of its respective interests in its deposit accounts other than such accounts excluded from the operation of Section 4.2 above. Such pledge shall be governed by the terms of such control agreement and not by the terms of this Agreement.

            5.3. TRADEMARK COLLATERAL AND SECURITY AGREEMENT. Concurrently herewith the Company and Total Plastics, Inc. will execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, a trademark collateral and security agreement pursuant to which each such Obligor will pledge to the Collateral Agent all of its rights and interests in any trademarks in which such Obligor has an interest. Such pledge shall be governed by the terms of such trademark and collateral and security agreement and not by the terms of this Agreement, other than Section 2 hereof.

      6. REPRESENTATIONS AND WARRANTIES CONCERNING OBLIGORS' LEGAL STATUS. The Obligors have previously delivered to the Collateral Agent a certificate signed by each Obligor and entitled "Perfection Certificate" (the "PERFECTION CERTIFICATE"). Each Obligor represents and warrants to the Secured Parties and the Collateral Agent as of the date hereof as follows: (a) each Obligor's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) each Obligor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth each Obligor's organizational identification number or accurately states that each Obligor has none, (d) the Perfection Certificate accurately sets forth each Obligor's place of business or, if more than one, its chief executive office, as well as its mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to each Obligor is accurate and complete in all material respects, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by each Obligor.

      7. COVENANTS CONCERNING OBLIGOR'S LEGAL STATUS. Each Obligor covenants with the Secured Parties and the Collateral Agent as follows: (a) without providing written notice to the Collateral Agent not later than 30 days after any change referred to below, no Obligor will change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if any Obligor does not have an organizational identification number and later obtains one, such Obligor will forthwith notify the Collateral Agent of such organizational identification number, and (c) such Obligor will not change its type of organization, jurisdiction of organization or other legal structure unless such change is otherwise not prohibited by each of the Credit Documents and the Collateral Agent shall have received written notice of such change not later than 30 days after any such change.

      8. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL, ETC. Each Obligor further represents and warrants to the Secured Parties and the Collateral Agent as of the date hereof as follows: (a) each Obligor is the owner of the Collateral, free from any right or claim of any Person or any Lien, except for the security interest created by this Agreement and permitted by each of the Loan Documents, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) the none of the Obligors holds any commercial tort claims except as indicated on the Perfection Certificate, (d) each Obligor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances to the extent that any failure to so operate could result in or cause to occur a material adverse impairment to the Collateral or the Lien created hereby, (e) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete in all material respects, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Obligors.

      9. COVENANTS CONCERNING COLLATERAL, ETC. Each Obligor further covenants with the Secured Parties and the Collateral Agent as follows: (a) (except as permitted by clause (h) and except for Collateral not constituting Bailment Threshold Property), the Collateral, to the extent not delivered to the Collateral Agent pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate and none of the Obligors will remove the Collateral from such locations, without providing at least 30 days prior written notice to the Collateral Agent, (b) except for the security interest herein granted and Liens permitted by each of the Credit Documents or the Intercreditor Agreement, one or more of the Obligors shall be the owner of the Collateral free from any right or claim of any other Person (other than Joint Venture Rights) or any Lien, and each of the Obligors shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Collateral Agent or any of the Secured Parties, (c) no Obligor shall pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any Lien in the Collateral in favor of any Person, other than the Collateral Agent except for Liens permitted by each of the Credit Documents and the Intercreditor Agreement, (d) each of the Obligors will keep the Collateral in good order and repair and will not use the same in violation of law (to the extent that any failure to so operate could result in or cause to occur a material adverse impairment to the Collateral or the Lien created hereby) and will comply, in all material respects, with the terms of any policy of insurance thereon, (e) each of the Obligors will permit the Collateral Agent, or its designee, to inspect the Collateral in its possession at any reasonable time and to take all reasonable steps to permit the same with respect to any Collateral in the possession of Persons other than the Obligors, (f) each of the Obligors will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement other than those in dispute by appropriate procedures, (g) each Obligor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances to the extent that any failure to so operate could result in or cause to occur a material adverse impairment to the Collateral or the Lien created hereby, and (h) none of the Obligors will sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of inventory in the ordinary course of business and, so long as no Default or Event of Default then exists, sales or other dispositions as otherwise permitted by each of the Credit Documents. Each of the Secured Parties agrees to instruct the Collateral Agent to release its security interest in the Collateral in connection with any such sale or disposition pursuant to the terms of the Intercreditor Agreement.

      10.   INSURANCE.

            10.1. MAINTENANCE OF INSURANCE. Each Obligor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that no Obligor will be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Collateral Agent. All proceeds of insurance shall be paid and distributed in accordance with the terms of the Intercreditor Agreement. Without limiting the foregoing, each Obligor will, in accordance with prudent and reasonable business standards, (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts equal to those generally maintained by businesses engaged in similar activities in similar geographic areas: (i) general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of each Obligor; (ii) business interruption insurance; and
      (iii) product liability insurance.

            10.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall be paid and disbursed in accordance with the terms of the Intercreditor Agreement.

            10.3. CONTINUATION OF INSURANCE. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Collateral Agent. In the event of failure by any Obligor to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to any one or more of the Obligors. Each Obligor shall furnish the Collateral Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

      11.   COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

            11.1. EXPENSES INCURRED BY COLLATERAL AGENT. In the Collateral Agent's discretion at any time following the occurrence and during the continuance of an Event of Default, if any Obligor fails to do so, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. Each Obligor agrees to reimburse the Collateral Agent on demand for all expenditures so made. The Collateral Agent shall have no obligation to any Obligor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

            11.2. COLLATERAL AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, each Obligor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Obligor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Obligor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times. The Collateral Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial

      Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

      12. SECURITIES AND DEPOSITS. The Collateral Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations pursuant to the terms of the Intercreditor Agreement. Whether or not any Obligations are due, the Collateral Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.

      13. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. If an Event of Default shall have occurred and be continuing, each of the Obligors shall, at the request and option of the Collateral Agent, notify account debtors with respect to the Collateral and other Persons obligated on any of the Collateral of the security interest of the Collateral Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent's agent therefor, and the Collateral Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Obligor, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Obligors shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by any Obligor as trustee for the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, without commingling the same with other funds of any one or more of the Obligors and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Collateral Agent to the Secured Obligations as contemplated by the Intercreditor Agreement.

      14.   POWER OF ATTORNEY.

            14.1. APPOINTMENT AND POWERS OF COLLATERAL AGENT. Each Obligor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of each such Obligor or in the Collateral Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Obligor, without notice to or assent by any such Obligor, to do the following:

            (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Obligors' expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Obligor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes,
      (ii) upon written notice to such Obligor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

            (b)   to the extent that such Obligor's authorization given in
      Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Obligor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Obligor's name such financing statements and amendments thereto and continuation statements which may require the signature of such Obligor.

      14.2. RATIFICATION BY THE OBLIGORS. To the extent permitted by law, each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

      14.3. NO DUTY ON COLLATERAL AGENT. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The

      Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Obligor or to the Secured Parties for any act or failure to act, except for the Collateral Agent's own gross negligence or willful misconduct.

      15. RIGHTS AND REMEDIES. If an Event of Default shall have occurred and be continuing, subject to the terms and conditions of the Intercreditor Agreement, the Collateral Agent, without any other notice to or demand upon any Obligor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as any one or more of the Obligors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Collateral Agent may in its discretion require each Obligor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Obligor's principal office(s) or at such other locations as the Collateral Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to the Obligors at least ten (10) days prior written notice to it of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Obligor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. In addition, to the fullest extent permitted by applicable law, each Obligor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent's rights and remedies hereunder, including, without limitation, its right following and during the continuance of an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

      16. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any of the Obligors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties,
(k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Obligor acknowledges that the purpose of this
Section 16 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to any Obligor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16.

      17. NO WAIVER BY COLLATERAL AGENT, ETC. The Collateral Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Collateral Agent. No delay or omission on the part of the Collateral Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.

      18. SURETYSHIP WAIVERS BY THE OBLIGORS. Each Obligor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the

Obligations and the Collateral, each Obligor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. Each Obligor further waives any and all other suretyship defenses.

      19. MARSHALLING. Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Secured Party hereunder and of the Collateral Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Obligor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

      20. PROCEEDS OF DISPOSITIONS; EXPENSES. Each Obligor shall pay to the Collateral Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Collateral Agent in protecting, preserving or enforcing the Collateral Agent's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Intercreditor Agreement. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Obligors. In the absence of final payment and satisfaction in full of all of the Obligations, each of the Obligors shall remain liable for any deficiency.

      21. OVERDUE AMOUNTS. Until paid, all amounts due and payable by any one or more of the Obligors hereunder shall (a) be a debt secured by the Collateral and (b) bear, whether before or after judgment, interest at the highest rate of interest provided for overdue payments in any of the Credit Documents commencing 30 days after any such Obligor's receipt of a written notice that such amounts are due and owing. For the avoidance of doubt, all principal, interest and other amounts due under any Credit Document shall bear interest, and default interest, as provided in such Credit Agreement.

      22. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. Each Obligor agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon any Obligor by mail at the address specified in Section 14.4 of the Intercreditor Agreement. Each Obligor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      23. WAIVER OF JURY TRIAL. EACH OBLIGOR, EACH SECURED PARTY AND THE COLLATERAL AGENT WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Obligor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Obligor (a) certifies that neither the Collateral Agent or any Secured Party nor any representative, agent or attorney of the Collateral Agent or any Secured Party has represented, expressly or otherwise, that the Collateral Agent or any Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into each of the Security Documents, the Collateral Agent and the Secured Parties are relying upon, among other things, the waivers and certifications contained in this Section 23.

      24. TERMINATION. Upon either final payment and performance in full of the Secured Obligations and the cancellation or termination of any commitment to extend credit under the Credit Documents or satisfaction of the conditions set forth in Section 14.5 of the Intercreditor Agreement, this Agreement shall terminate and the Collateral Agent shall, at the Obligors' request and expense, return such Collateral in the possession or control of the Collateral Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Collateral Agent hereunder. Upon satisfaction of the conditions set forth in Section 14.6 of the Intercreditor Agreement, this Agreement shall terminate with respect to the Collateral being released and the Collateral Agent shall, at the Company's request and expense, return any Collateral held by the Collateral Agent hereunder and take all necessary action to release the Lien on such Collateral created hereby.

      25. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Obligors and its successors and assigns, and shall inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Obligor acknowledges receipt of a copy of this Agreement.

      26. SUBJECT TO INTERCREDITOR AGREEMENT. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as security trustee for the benefit of the Secured Parties pursuant to the provisions of the Intercreditor Agreement. Each of the Secured Parties shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Intercreditor Agreement and the rights and indemnities of the Secured Parties contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Obligors, the Secured Parties and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Obligors, the Secured Parties and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Secured Parties as provided in the Intercreditor Agreement.

      Notwithstanding anything to the contrary in this Agreement, in the event that any term or provision of the Intercreditor Agreement conflicts with any term or provision of this Agreement, the relevant terms and provisions of the Intercreditor Agreement shall control concerning such specific term or provision.

      27. COURSE OF DEALING. No course of dealing among any one or more of the Obligors, the Secured Parties and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any of the Secured Parties, any right, power or privilege hereunder or under the Security

Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           [INTENTIONALLY LEFT BLANK. NEXT PAGE IS A SIGNATURE PAGE.]

      IN WITNESS WHEREOF, intending to be legally bound, each Obligor has caused this Agreement to be duly executed as of the date first above written.

                                             A. M. CASTLE & CO.
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                                             DATAMET, INC.
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                                             KEYSTONE TUBE COMPANY, LLC
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                                             PARAMONT MACHINE COMPANY, LLC
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                     [Signature Page to Security Agreement]

                                             ADVANCED FABRICATING
                                             TECHNOLOGY, LLC
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                                             OLIVER STEEL PLATE CO.
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                                             METAL MART, LLC
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                                             TOTAL PLASTICS, INC.
                                             By: /s/ Jerry M. Aufox
                                                 -------------------------------
                                                 Name: Jerry M. Aufox
                                                 Title: Secretary

                     [Signature Page to Security Agreement]

Accepted:

U.S. BANK NATIONAL
ASSOCIATION, AS COLLATERAL
AGENT

By: /s/ Maryanne Y. Dufresne
    -------------------------------
Name: Maryanne Y. Dufresne
Title: Assistant Vice President

                     [Signature Page to Security Agreement]

                                   SCHEDULE A

1.       Datamet, Inc.

2.       Keystone Tube Company, LLC

3.       Paramont Machine Company, LLC

4.       Advanced Fabricating Technology, LLC

5.       Oliver Steel Plate Co.

6.       Metal Mart, LLC

7.       Total Plastics, Inc.

                                   Schedule A